Exhibit 2.4

Description of Securities Registered under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”)

As of December 31, 2021, RELX PLC (“RELX”, the “Company”, “we”, “us” and “our”) had the following series of securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
American Depositary Shares (each representing one RELX PLC ordinary share)	RELX	New York Stock Exchange
Ordinary shares of 14 51/116p each (the “RELX PLC ordinary shares”)		New York Stock Exchange*
3.500% Guaranteed Notes due 2023	RELX/23	New York Stock Exchange
1.300% Guaranteed Notes due 2025	RELX/25	New York Stock Exchange
4.000% Guaranteed Notes due 2029	RELX/29	New York Stock Exchange
3.000% Guaranteed Notes due 2030	RELX/30	New York Stock Exchange

*	Listed, not for trading, but only in connection with the listing of the applicable Registrant’s American Depositary Shares issued in respect thereof.

Capital terms used but not defined herein have the meanings given to them in RELX’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021 (the “2021 Form 20-F”).

A. Ordinary Shares and American Depositary Shares

American Depositary Shares (“ADSs”), each representing one RELX PLC ordinary share (“RELX PLC Shares”) are listed on the New York Stock Exchange and are registered under Section 12(b) of the Exchange Act. The following contains a description of the rights of (i) the holders of ordinary shares and (ii) ADS holders. Shares underlying the ADSs are held by Citibank N.A., as depositary.

Ordinary Shares

The following is a summary of the rights of ordinary shares of RELX as specified in RELX’s Articles of Association (the “PLC Articles”), which were adopted by a special resolution of its shareholders passed on April 25, 2019. You are encouraged to read the PLC Articles, which are attached as an exhibit to the 2021 Form 20-F.

Type and Class of Securities (Item 9.A.5 of Form 20-F)

Each ordinary share has a nominal value of 14 51/116p each. The number of ordinary shares that have been issued as of December 31, 2021 is provided on the cover of the 2021 Form 20-F. Ordinary shares may be held in either certified or uncertified form. See also “Item 10: Additional Information – Articles of Association” in the 2021 Form 20-F.

Preemptive Rights (Item 9.A.3 of Form 20-F)

Under English law, the board of directors of RELX PLC is, with certain exceptions, unable to allot and issue RELX PLC ordinary shares that are to be paid for wholly in cash (except shares held under an employees’ share scheme) without these first being offered to the existing shareholders in proportion to their existing respective shareholding. Offers to existing shareholders must be on the same, or more favourable, terms than are offered to new shareholders, unless a special resolution (i.e. a resolution approved by the holders of at least 75% of the aggregate voting power of the outstanding RELX PLC ordinary shares that, being entitled to vote, vote on the resolution) to the contrary has been passed in a general meeting of shareholders.

Pursuant to an ordinary resolution adopted by the shareholders of RELX PLC on April 22, 2021, the board of directors of RELX PLC may, for a period expiring (unless previously renewed, varied or revoked at a general meeting of RELX PLC) at the end of the next annual general meeting of RELX PLC (or, if earlier, at the close of business on July 22, 2022), allot RELX PLC Shares, and grant rights to subscribe for or convert any security into RELX PLC Shares: (a) up to an aggregate nominal amount of £92.5 million; and (b) where the RELX PLC Shares are issued pursuant to a rights issue on a pre-emptive basis up to an aggregate nominal amount of £185.0 million (including within such amount any RELX PLC Shares issued pursuant to paragraph (a)).

Pursuant to a special resolution adopted by the shareholders of RELX PLC on April 22, 2021, the board of directors of RELX PLC may, for a period expiring (unless previously renewed, varied or revoked at a general meeting of RELX PLC) at the end of the next annual general meeting of RELX PLC (or, if earlier, at the close of business on July 22, 2022), issue RELX PLC Shares for cash up to an aggregate nominal amount of £13.5 million without pre-emptively offering shares to RELX PLC’s existing shareholders.

Pursuant to a special resolution adopted by the shareholders of RELX PLC on April 22, 2021, the board of directors of RELX PLC may, for a period expiring (unless previously renewed, varied or revoked at a general meeting of RELX PLC) at the end of the next annual general meeting of RELX PLC (or, if earlier, at the close of business on July 22, 2022), issue RELX PLC Shares for: (a) cash up to an aggregate nominal amount of £13.5 million (in addition to the £13.5 million detailed in the paragraph above) without pre-emptively offering shares to RELX PLC’s existing shareholders if the power is for the purposes of financing (or refinancing, if the power is used within six months of the original transaction) a transaction which the Directors determine to be an acquisition or other specified capital investment of a kind contemplated by the Statement of Principles on Disapplying Pre-emption Rights most recently published by the Pre-emption Group prior to April 22, 2021.

Limitations or Qualifications (Item 9.A.6 of Form 20-F)

Not applicable.

Other Rights (Item 9.A.7 of Form 20-F)

Not applicable.

Rights of the Ordinary Shares (Item 10.B.3 of Form 20-F)

See “Item 10: Additional Information – Articles of Association” of the 2021 Form 20-F.

Requirements for Amendments (Item 10.B.4 of Form 20-F)

See “Item 10: Additional Information – Articles of Association” of the 2021 Form 20-F.

Limitations on the Rights to Own Shares (Item 10.B.6 of Form 20-F)

See “Item 10: Additional Information – Articles of Association” of the 2021 Form 20-F.

Provisions Affecting Any Change of Control (Item 10.B.7 of Form 20-F)

Not applicable.

Ownership Threshold (Item 10.B.8 of Form 20-F)

Not applicable.

Differences Between the Law of Different Jurisdictions (Item 10.B.9 of Form 20-F)

Not applicable.

Changes in Capital (Item 10.B.10 of Form 20-F)

Not applicable.

Warrants and Rights (Item 12.B of Form 20-F)

Not applicable.

Other Securities (Item 12.C of Form 20-F)

Not applicable.

RELX PLC American Depositary Shares (“RELX PLC ADSs”)

(Items 12.D.1 and 12.D.2 of Form 20-F)

General

Citibank, N.A., under the Amended and Restated Deposit Agreement, dated as of August 1, 2014, among RELX PLC, Citibank, N.A., as depositary, and all holders and beneficial owners from time to time of the American Depositary Shares issued thereunder, as amended by Amendment No. 1, dated as of July 1, 2015, and as further amended by Amendment No. 2, dated as of February 17, 2021 (referred to herein as “Amendment No. 2”), and as it may be further amended from time to time (referred to herein as the “RELX PLC deposit agreement”), delivers the RELX PLC ADSs. All references to the “depositary” are references to Citibank, N.A. in its capacity as depositary under the RELX PLC deposit agreement and all references to the “custodian” are to Citibank, N.A.—London in its capacity as custodian under the RELX PLC deposit agreement as appointed by the depositary. The following is a summary of the material provisions of the RELX PLC deposit agreement. For more complete information, you should read the entire RELX PLC deposit agreement and the form of the American Depositary Receipt.

On February 12, 2021, RELX PLC filed a form of Amendment No. 2 on Form F-6, which became effective on February 17, 2021. The effect of Amendment No. 2 was to: (i) eliminate the ability of the depositary to conduct pre-release transactions, (ii) eliminate the discretionary proxy reserved by RELX PLC to assign the votes of RELX PLC ADS holders who did not provide voting instructions, and (iii) eliminate the discretion reserved by RELX PLC to notify RELX PLC ADS holders of general meetings or solicit their proxies, subject to certain limitations.

Each RELX PLC ADS represents an ownership interest in one RELX PLC ordinary share (referred to as the “RELX PLC Share”) deposited with the custodian, as agent of the depositary, under the RELX PLC deposit agreement. Each RELX PLC ADS also represents any securities, cash or other property deposited with the depositary, but which the depositary has not distributed directly to the RELX PLC ADS holders.

Unless specifically requested by the RELX PLC ADS holders, all RELX PLC ADSs are issued on the books of the depositary in electronic book-entry form by means of the Direct Registration System operated by the Depository Trust Company. Periodic statements are mailed to the RELX PLC ADS holders that reflect their ownership interest in such RELX PLC ADSs. Alternatively, under the RELX PLC deposit agreement the RELX PLC ADSs may be certificated by American Depositary Receipts issued by the depositary to evidence the RELX PLC ADS (which certificates are referred to herein as the “RELX PLC ADRs”). Unless otherwise specified in this description, references to “RELX PLC ADSs” include (i) uncertificated RELX PLC ADSs, the ownership of which will be evidenced by periodic statements received by the RELX PLC ADS holders and (ii) certificated RELX PLC ADSs evidenced by RELX PLC ADRs.

The depositary’s office is located at 388 Greenwich Street, New York, New York 10013. The custodian’s office is located at Citigroup Centre, 33 Canada Square, Canary Wharf, London E14 5LB, United Kingdom.

Because the depositary or its nominee actually holds the underlying RELX PLC Shares, RELX PLC ADS holders generally receive the benefit from such underlying RELX PLC Shares through the depositary. RELX PLC ADS holders must rely on the depositary to exercise the rights of a RELX PLC shareholder on their behalf, including the voting of the RELX PLC Shares represented by the RELX PLC ADSs. If a person becomes an owner of RELX PLC ADSs, it will become a party to the RELX PLC deposit agreement and therefore will be bound by its terms and by the terms of the RELX PLC ADSs and the RELX PLC ADRs. The RELX PLC deposit agreement and the form of RELX PLC ADR attached as an annex thereto specify the rights and obligations of RELX PLC, the RELX PLC ADS holders’ rights and obligations as owners of RELX PLC ADSs and the rights and obligations of the depositary. The RELX PLC deposit agreement, the RELX PLC ADSs and the RELX PLC ADRs are governed by New York law. However, the underlying RELX PLC Shares are governed by English law, which may be different from New York law. As owners of RELX PLC ADSs, RELX PLC ADS holders appoint the depositary as their attorney-in-fact, with full power to delegate, to act on their behalf and to take any and all actions contemplated in the RELX PLC deposit agreement and the RELX PLC ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the RELX PLC deposit agreement and the RELX PLC ADRs.

Holding the RELX PLC ADSs

The RELX PLC ADSs may be held either (i) directly by having a RELX PLC ADS registered in the RELX PLC ADS holder’s name, whether issued in certificated or in uncertificated form, or (ii) indirectly through a broker or other financial institution. If a person holds RELX PLC ADSs directly, by having a RELX PLC ADS registered in its name on the books of the depositary, that person will be a RELX PLC ADS holder. Except as otherwise indicated, this description assumes that holders of RELX PLC ADSs hold their RELX PLC ADS directly solely for the purpose of summarizing the RELX PLC deposit agreement. If RELX PLC ADS holders hold RELX PLC ADSs indirectly through a broker or other financial institution, they must rely on the procedures of that broker or other financial institution to assert the rights of a RELX PLC ADS holder. RELX PLC ADS holders should consult with their broker or other financial institution to find out what those procedures are.

Dividends and Distributions

The depositary will pay to RELX PLC ADS holders, as of a record date established by the depositary under the terms of the RELX PLC deposit agreement, the cash dividends or other distributions it receives in respect of the RELX PLC Shares underlying such holders’ RELX PLC ADSs, after deducting its fees, expenses and taxes withheld. RELX PLC ADS holders will receive these distributions in proportion to the number of RELX PLC Shares represented by the RELX PLC ADSs held by each of them as of the applicable record date.

Distributions in Cash

The depositary will, as promptly as practicable, convert any cash dividend or distribution RELX PLC pays on the RELX PLC Shares, other than any dividend or distribution paid in U.S. dollars, into U.S. dollars if it can effect such conversion and transfer the U.S. dollars to the United States on a practicable basis. If at any time the depositary determines that in its reasonable judgment any foreign currency received by the depositary is not convertible into U.S. dollars transferable to the United States on a practicable basis, or if any approval or license of any government or agency which is required for such conversion is denied or, in the opinion of the depositary, is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the depositary, the depositary may hold the foreign currency uninvested and without liability for interest thereon for the respective accounts of the RELX PLC ADS holders. In the event that RELX PLC or the depositary is required to withhold and does withhold taxes or other governmental charges from such cash dividend or other cash distribution, the amount to be distributed to the RELX PLC ADS holders will be reduced accordingly. The depositary will distribute only whole U.S. dollars and cents and will round any fractional amounts to the nearest whole cent. Any balance not so distributed will be held by the depositary and become part of the next distribution.

Distributions in Shares

If any distribution consists of a dividend paid in, or a free distribution of, RELX PLC Shares, the depositary may or will, if RELX PLC so requests, distribute additional RELX PLC ADSs representing any RELX PLC Shares that RELX PLC so distributes as a dividend or free distribution, subject to the terms and conditions set forth in the RELX PLC deposit agreement. The depositary will only distribute whole RELX PLC ADSs. In lieu of delivering fractional RELX PLC ADSs, the depositary will sell the number of RELX PLC Shares or RELX PLC ADSs represented by the aggregate of such fractions and distribute the net proceeds to the RELX PLC ADS holders entitled thereto. The depositary may withhold the distribution of RELX PLC ADSs if it has not received satisfactory assurances from RELX PLC (including a legal opinion) that such distribution does not require registration under the Securities Act of 1933 (the “Securities Act”) or is exempt from registration under the provisions of the Securities Act. If a distribution of additional RELX PLC ADSs is withheld, the depositary may sell all or part of such distribution in such amounts and in such manner as the depositary deems necessary and practicable and distribute the net proceeds of any such sale (after deducting applicable taxes and/or governmental charges and fees and charges of, and expenses incurred by, the depositary) to the RELX PLC ADS holders entitled thereto.

Elective Distributions in Cash or Shares

If RELX PLC intends to make a distribution payable at the election of RELX PLC shareholders in cash or in additional RELX PLC Shares, the depositary will, if RELX PLC has timely requested that such elective distribution be made available to RELX PLC ADS holders, and if the depositary has determined that such distribution is reasonably practicable and has received satisfactory legal opinions relating to such distribution, establish procedures to enable RELX PLC ADS holders to elect to receive the proposed dividend in cash or in additional RELX PLC ADSs as described in the RELX PLC deposit agreement. If the conditions for an elective distribution are not satisfied, the depositary will, to the extent permitted by law, distribute to RELX PLC ADS holders, on the basis of the same determination as is made in the local market in respect of RELX PLC Shares for which no election is made, either cash or additional RELX PLC ADSs representing such additional RELX PLC Shares in the manner described in the RELX PLC deposit agreement. The depositary will have no obligation to make any process available to RELX PLC ADS holders to receive the elective dividend in RELX PLC Shares rather than RELX PLC ADSs. There can be no assurances that RELX PLC ADS holders will have the opportunity to receive elective distributions on the same terms as the holders of the RELX PLC Shares.

Distribution of Rights to Receive Additional Shares

If RELX PLC intends to distribute to holders of RELX PLC Shares rights to subscribe for additional RELX PLC Shares, the depositary will, if RELX PLC has timely requested that such rights be made available to RELX PLC ADS holders, make such rights available to RELX PLC ADS holders if, among other conditions, the depositary has determined that such distribution of rights is reasonably practicable and has received satisfactory legal opinions relating to such distribution. If the conditions for making such rights available to RELX PLC ADS holders are satisfied, the depositary will establish procedures to distribute rights to purchase additional RELX PLC ADSs, to enable RELX PLC ADS holders to exercise such rights (upon payment of the subscription price and of applicable fees and charges of, and expenses incurred by, the depositary and applicable taxes) and to deliver RELX PLC ADSs upon the valid exercise of such rights. If the conditions for making such rights available to RELX PLC ADS holder are not satisfied or if RELX PLC requests that the rights not be made available to RELX PLC ADS holders, or if any rights are not exercised and appear to be about to lapse, the depositary will (i) endeavor to sell the rights in the manner described in the RELX PLC deposit agreement if it is lawful and reasonably practicable to do so, and distribute the proceeds of such sale (net of applicable fees and charges of, and expenses incurred by, the depositary and taxes) to the RELX PLC ADS holders or (ii) if timing and market conditions do not permit such sale, if the depositary determines that it is not lawful and reasonably practicable to sell such rights, or if the depositary is unable to arrange for such sale, allow such rights to lapse. The depositary will have no obligation to make any process available to RELX PLC ADS holders to exercise rights to subscribe for RELX PLC Shares rather than RELX PLC ADSs. The depositary will not be responsible for any failure to determine whether it is lawful or practicable to make rights available to RELX PLC ADS holders, and the depositary will not be responsible for any foreign exchange exposure or loss incurred in connection with the sale or disposal of such rights. The depositary will not be responsible for the content of any materials forwarded to the RELX PLC ADS holders on behalf of RELX PLC in connection with the rights distribution.

If registration of the rights, or the securities to which any rights relate, may be required under the Securities Act or any other applicable law in order for RELX PLC to offer such rights or such securities to RELX PLC ADS holders and to sell the securities represented by such rights, the depositary will not distribute such rights to RELX PLC ADS holders (i) unless and until a registration statement under the Securities Act or other applicable law covering such offering is in effect or (ii) unless RELX PLC furnishes the depositary opinion(s) of counsel in the United States and any other applicable country in which rights would be distributed, in each case reasonably satisfactory to the depositary, to the effect that the offering and sale of such securities to RELX PLC ADS holders and beneficial owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable law.

There can be no assurances that RELX PLC ADS holders will have the opportunity to receive or exercise rights on the same terms and conditions as the holders of RELX PLC Shares or be able to exercise such rights.

Distributions Other Than Cash, Shares or Rights

If RELX PLC intends to distribute property other than cash, RELX PLC Shares or rights to purchase additional RELX PLC Shares, the depositary will, if RELX PLC has timely requested the depositary to make such distribution to RELX PLC ADS holders, and if the depositary has, after consultation with RELX PLC, determined that such distribution is reasonably practicable and has received satisfactory legal opinions relating to such distribution, as promptly as reasonably practicable distribute the property to RELX PLC ADS holders in such manner as the depositary may deem reasonably practicable. The distribution will be made net of applicable fees and charges of, and expenses incurred by, the depositary, and net of any taxes withheld. The depositary may dispose of all or a portion of the property in such manner as the depositary may deem reasonably practicable or necessary to pay its fees, charges and expenses in respect of such distribution and disposal and to satisfy any taxes or other governmental charges applicable to the distribution. If the conditions for a distribution of the property are not satisfied, the depositary will endeavor to sell the property in a public or private sale, at such place or places and upon such terms as it may deem reasonably practicable. The proceeds of such sale (net of applicable fees and charges of, and expenses incurred by, the depositary and taxes) will be converted into U.S. dollars and distributed to RELX PLC ADS holders. If the depositary is unable to sell the property, the depositary may dispose of such property for the account of the RELX PLC ADS holders in any way the depositary deems reasonably practicable under the circumstances.

Neither the depositary nor RELX PLC will be responsible for any failure to determine whether it is lawful or practicable to make property available to RELX PLC ADS holders, and neither the depositary nor RELX PLC will be responsible for any foreign exchange exposure or loss incurred in connection with the sale or disposal of such property.

Deposit and Issuance

The depositary will issue and deliver additional RELX PLC ADSs if RELX PLC Shares are deposited with the custodian, together with all such certifications and payments as may be required by the depositary and accompanied by an agreement or assignment, or other instrument reasonably satisfactory to the depositary, for the prompt transfer to the custodian of any dividend, or right to subscribe for additional RELX PLC Shares or to receive other property which any person in whose name the RELX PLC Shares are or have been recorded may thereafter receive upon or in respect of such deposited RELX PLC Shares, or in lieu thereof such agreement of indemnity or other agreement as is reasonably satisfactory to the depositary or the custodian. The depositary may also require a written order directing it to execute and deliver RELX PLC ADRs to or upon the written order of, the person or persons stated in such order, and evidence satisfactory to the depositary (which may include a legal opinion provided at the cost of the person depositing RELX PLC Shares) that all conditions to such deposit have been met and all necessary approvals have been granted by, and there has been compliance with the rules and regulations of, any applicable governmental agency. RELX PLC Shares will not be accepted for deposit except if they are accompanied by confirmation or such additional evidence, if any is required by the depositary, that is reasonably satisfactory to the depositary or the custodian that all conditions to such deposit under English laws and regulations have been satisfied by the person depositing RELX PLC Shares and any necessary approval has been granted by any governmental body in England. Upon payment of its fees and expenses for the issuance and delivery of RELX PLC ADSs and of all taxes and governmental charges and fees payable in connection with such deposit, the depositary will, at its principal office, issue and deliver the RELX PLC ADSs to or upon the order of the person entitled thereto registered in the name requested by such person in book-entry form or, if requested by such person, by delivering one or more RELX PLC ADRs.

Partial Entitlement RELX PLC ADSs

If any RELX PLC Shares are deposited which (i) entitle the holders thereof to receive a per-share distribution or other entitlement in an amount different from all other RELX PLC Shares then on deposit or (ii) are not fully fungible with RELX PLC Shares then on deposit, the depositary will (A) cause the custodian to hold such RELX PLC Shares with partial entitlements separate and distinct from the RELX PLC Shares with full entitlements, and (B) subject to the terms of the RELX PLC deposit agreement, issue and deliver RELX PLC ADSs representing RELX PLC Shares with partial entitlements that are separate and distinct from the RELX PLC ADSs representing RELX PLC Shares with full entitlements by means of separate CUSIP numbering and legending (if necessary) and, if applicable, by issuing any RELX PLC ADRs evidencing such RELX PLC ADSs with applicable notations thereon. If and when RELX PLC Shares with partial entitlements become fully fungible with the RELX PLC Shares outstanding, the depositary will (x) give notice thereof to holders of partial entitlement RELX PLC ADSs and give holders of partial entitlement RELX PLC ADSs the opportunity to exchange their partial entitlement RELX PLC ADSs for RELX PLC ADSs with full entitlements, (y) cause the custodian to transfer RELX PLC Shares with partial entitlements into the depositary’s account containing RELX PLC Shares with full entitlements and (z) take such actions as are necessary to remove the distinctions between the partial entitlement RELX PLC ADSs and RELX PLC ADRs, on the one hand, and the RELX PLC ADSs and RELX PLC ADRs with full entitlements, on the other hand. Holders and beneficial owners of partial entitlement RELX PLC ADSs will be limited to the entitlements of those RELX PLC Shares with partial entitlements. The depositary is authorized to take any and all other actions as may be reasonably necessary (including, without limitation, making the necessary notations on RELX PLC ADRs) to give effect to the terms of the RELX PLC deposit agreement relating to partial entitlement RELX PLC ADSs.

Withdrawal and Cancellation

A RELX PLC ADS holder may withdraw the RELX PLC Shares (or any other securities, property or cash) underlying such holder’s RELX PLC ADSs upon surrender of such holder’s RELX PLC ADSs for such purpose to the depositary. Upon payment of the depositary’s fees and of any taxes and governmental charges payable in connection with such surrender and withdrawal, and subject to the terms and conditions of the RELX PLC deposit agreement, RELX PLC’s constituent documents, any other provisions of or governing the RELX PLC Shares (or any other securities, property or cash underlying the holder’s RELX PLC ADSs), and other applicable laws, any deposited RELX PLC Shares (or any other securities, property or cash) underlying such holder’s RELX PLC ADSs that have been surrendered to the depositary will be delivered, as promptly as practicable, to such RELX PLC ADS holder at the office of the custodian or through book-entry delivery of the amount of RELX PLC Shares represented by the RELX PLC ADSs surrendered to the depositary, except that the depositary may deliver any dividends or distributions, or the proceeds of any sales of dividends, distributions or rights, at the principal office of the depositary. The depositary will not accept for surrender RELX PLC ADSs representing less than one RELX PLC Share.

A RELX PLC ADS holder generally has the right to surrender RELX PLC ADSs and withdraw the underlying RELX PLC Shares at any time except:

•

due to temporary delays caused by the closing of the transfer books of the depositary or RELX PLC or the deposit of RELX PLC Shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

•	when such RELX PLC ADS holder owes money to pay fees, taxes and similar charges; or

•

when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to RELX PLC ADSs or to the withdrawal of RELX PLC Shares or any other securities, property or cash underlying such holder’s RELX PLC ADSs.

Voting of RELX PLC ADSs

As soon as practicable after receipt of notice from RELX PLC of any meeting of, or solicitation of consents or proxies from, holders of RELX PLC Shares underlying the RELX PLC ADSs, the depositary will fix a record date for RELX PLC ADS holders and, as soon as practicable after receipt of such notice and the applicable additional proxy materials from RELX PLC, the depositary will arrange to deliver certain materials to RELX PLC ADS holders relating to the upcoming meeting or solicitation. The materials will contain:

•	such information as is contained in the notice of meeting or solicitation of consents or proxies received by the depositary from RELX PLC;

•

a statement that the RELX PLC ADS holders as of the close of business on a specified record date will be entitled, subject to any applicable law, the RELX PLC deposit agreement and the PLC Articles, and the provisions of or governing the RELX PLC Shares (or any other securities, property or cash underlying the holders’ RELX PLC ADSs), to give instructions to the depositary as to the exercise of the voting rights, if any, pertaining to the RELX PLC Shares underlying the RELX PLC ADSs; and

•	a statement as to the manner in which such instructions and notification may be given.

If RELX PLC determines that the distribution of such notice to RELX PLC ADS holders would require a proposed transaction to be registered under the Securities Act, RELX PLC may direct the depositary not to distribute such notice.

In lieu of distributing the materials received from RELX PLC in connection with the meeting of, or solicitation of consents or proxies from, holders of RELX PLC Shares underlying the RELX PLC ADSs, the depositary may, to the extent not prohibited by applicable law, regulations or stock exchange requirements, distribute to the RELX PLC ADS holders a notice with instructions on how to retrieve or request such materials.

Under English law and the PLC Articles, voting at any meeting of shareholders is by show of hands unless a poll is demanded. Under the PLC Articles, a poll could be requested by the chairman of the meeting, by any shareholder or shareholders present in person or by proxy representing not less than 10% of the paid-up share capital of RELX PLC, by any shareholder or shareholders present in person or by proxy representing not less than 10% of the total voting rights or by not less than five shareholders present in person or by proxy and entitled to vote. The depositary will not join in demanding a poll, whether or not requested to do so by holders of RELX PLC ADSs.

For voting instructions to be valid, the depositary must receive them on or before the date specified in the materials delivered to RELX PLC ADS holders. The depositary will, to the extent practicable and permitted by applicable law, the provisions of the RELX PLC deposit agreement, the PLC Articles and the provisions of the RELX PLC Shares, endeavor to vote or cause the custodian to vote the underlying RELX PLC Shares in accordance with each RELX PLC ADS holder’s instructions as follows:

•

In the event voting takes place at the shareholders’ meeting by show of hands, in accordance with the voting instructions received by a majority of the RELX PLC ADS holders who provided voting instructions, and

•	In the event voting takes place at the shareholders’ meeting by poll, in accordance with the voting instructions received from RELX PLC ADS holders.

The depositary will not vote the underlying RELX PLC Shares other than in accordance with the RELX PLC ADS holder’s instructions or as contemplated herein.

In connection with a shareholders’ meeting, RELX PLC and the depositary will not be able to assure that RELX PLC ADS holders will receive the voting materials in time to ensure that holders can either instruct the depositary to vote the RELX PLC Shares underlying the RELX PLC ADSs or withdraw the underlying RELX PLC Shares to vote them in person or by proxy. In addition, except as provided under applicable English law, the depositary and its agents will not be responsible for failing to carry out voting instructions or for the manner in which any such vote is cast or the effect of any such vote.

The depositary will have no obligation to take any action with respect to any meeting of, or solicitation of consents or proxies from, holders of RELX PLC Shares if such action would violate U.S. laws.

Neither the depositary nor the custodian will under any circumstances exercise any discretion as to voting, and neither the depositary nor the custodian will vote, attempt to exercise the right to vote, or in any way make use of the RELX PLC Shares (or any other securities, property or cash underlying the holders’ RELX PLC ADSs) for purposes of establishing a quorum or otherwise, except pursuant to and in accordance with written instructions from RELX PLC ADS holders or the provisions of the RELX PLC deposit agreement.

Reports and Other Communications

If RELX PLC delivers notice of any meeting of RELX PLC shareholders or of any action in respect of any cash or other distributions or the offering of any rights relating to RELX PLC Shares, RELX PLC will deliver a copy of such notice to the depositary and the custodian. RELX PLC will arrange for translation into English, to the extent required pursuant to any regulations of the SEC, of any notices that are made generally available to the holders of RELX PLC Shares. At RELX PLC’s request and expense, the depositary will, as promptly as practicable, distribute copies of such notices to the RELX PLC ADS holders.

The depositary will also make available for inspection by RELX PLC ADS holders at its principal office any written communications from RELX PLC that are both (i) delivered to the depositary, the custodian or their nominees, and (ii) made generally available to the holders of RELX PLC Shares. RELX PLC will furnish these communications in English when so required by any rules or regulations of the SEC. The depositary will send copies of such communications when furnished by RELX PLC as described in the immediately preceding paragraph.

Books of Depositary

The depositary will maintain at its principal office a register for the registration and transfer of RELX PLC ADSs. RELX PLC ADS holders may inspect such records at such office at reasonable times, but solely for the purpose of communicating with other RELX PLC ADS holders in the interest of business matters relating to RELX PLC, the RELX PLC ADSs or the RELX PLC deposit agreement. Such register may be closed from time to time when deemed expedient by the depositary in connection with the performance of its duties under the RELX PLC deposit agreement or at the request of RELX PLC. The depositary will also maintain facilities to record and process the issuance, delivery, registration, transfer and surrender of RELX PLC ADSs in accordance with the provisions of the RELX PLC deposit agreement.

Fees and Expenses Payable by RELX PLC ADS holders

See “Item 12: Description of Securities other than Equity Securities – Fees and charges for American Depositary Receipt (ADR) holders” in the 2021 Form 20-F.

Payment of Taxes

RELX PLC ADS holders are responsible for the taxes and other governmental charges payable on the RELX PLC ADSs and the securities represented by the RELX PLC ADSs. The depositary may deduct the amount of any taxes owed from any payments to a RELX PLC ADS holder. The depositary may also refuse the issuance of RELX PLC ADSs, the split-up or combination of RELX PLC ADRs, the transfer of RELX PLC ADSs or the deposit or withdrawal of underlying RELX PLC Shares until the RELX PLC ADS holder pays any taxes owed on such holder’s RELX PLC ADSs or underlying securities. The depositary may also withhold dividends or other distributions, or sell all or any part of the RELX PLC Shares or other securities, property or cash underlying such holder’s RELX PLC ADSs to pay any taxes owed. Such RELX PLC ADS holder will remain liable if the proceeds of the sale are not enough to pay the taxes.

RELX PLC ADS holders will be required to indemnify the depositary, RELX PLC and the custodian and their respective officers, directors, employees, agents and affiliates for any claims with respect to taxes, additions to tax arising out of refund of taxes, reduced rate of withholding at source or other tax benefit obtained for or by such RELX PLC ADS holders. The RELX PLC ADS holders may also be required from time to time to provide the depositary or the custodian with residence and beneficial ownership information and proof of taxpayer status, and to execute such certificates, make such representations and warranties and provide such other information or documents as the depositary or the custodian deem necessary or proper to fulfill the depositary’s or the custodian’s obligations under applicable law.

Fees and Other Payments Made by the Depositary to the Group

See “Item 12: Description of Securities other than Equity Securities – Fees and other payments made by the depositary to the Group” in the 2021 Form 20-F.

Reclassifications, Recapitalizations and Mergers

If there is (i) any change in nominal value, split-up, consolidation or any other reclassification, or any redemption or cancellation by RELX PLC, of RELX PLC Shares underlying the RELX PLC ADSs or (ii) any recapitalization, reorganization, merger or consolidation or sale of assets affecting RELX PLC or to which it is a party, then any securities, cash or property received by the depositary or the custodian in exchange for or in conversion of the underlying RELX PLC Shares will, to the extent permitted by law, be treated as new underlying deposited securities, cash or property under the RELX PLC deposit agreement, and the RELX PLC ADSs will thereafter represent, in addition to the existing underlying RELX PLC Shares, the right to receive the new deposited securities, cash or property so received in exchange or conversion.

The depositary may, with RELX PLC’s approval and subject to the terms of the RELX PLC deposit agreement and the depositary’s receipt of an opinion satisfactory to it that such action is not in violation of any applicable laws or regulations, issue and deliver additional RELX PLC ADSs as in the case of a dividend paid in RELX PLC Shares or call for the surrender of outstanding RELX PLC ADSs to be exchanged for new RELX PLC ADSs. If the new underlying deposited securities received cannot be lawfully distributed to some or all RELX PLC ADS holders, the depositary may, subject to receipt of an opinion satisfactory to it that such action is not in violation of any applicable laws or regulations, sell such securities at such place or places and upon such terms as it may deem proper and distribute the proceeds (net of fees and charges of, and expenses incurred by, the depositary and taxes and/or governmental charges) to the RELX PLC ADS holders on an averaged or other practicable basis. The depositary is not responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to RELX PLC ADS holders in general or to any holder particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale or (iii) any liability to the purchaser of such securities.

Disclosure of Interests and Ownership Restrictions

RELX PLC and the depositary may request current and former RELX PLC ADS holders to provide information (i) as to the capacity in which such RELX PLC ADS holder owns or owned RELX PLC ADSs, (ii) regarding the identity of any other persons then or previously interested in the RELX PLC ADSs and the nature of such interest and (iii) regarding such other matters as may be determined by RELX PLC or the depositary. Each RELX PLC ADS holder must provide any such information requested by RELX PLC or the depositary.

Holders and beneficial owners of RELX PLC ADSs are required to comply with any limitations on ownership of RELX PLC Shares under RELX PLC’s constituent documents or applicable English law as if they held the number of RELX PLC Shares their RELX PLC ADSs represent. RELX PLC will inform the holders and beneficial owners of RELX PLC ADSs and the depositary of any such ownership restrictions in place from time to time.

Amendment and Termination of the RELX PLC Deposit Agreement

Amendments

RELX PLC may agree with the depositary to amend the RELX PLC deposit agreement and the RELX PLC ADRs without RELX PLC ADS holder consent in any respect which they may deem necessary or desirable. If the amendment imposes or increases fees or charges (except for taxes and governmental charges, registration fees, cable, telex or fax transmission costs, delivery costs or other such expenses) or otherwise materially prejudices any substantial existing right of RELX PLC ADS holders, it will only become effective 30 days after notice of such amendment has been given to RELX PLC ADS holders. Under the RELX PLC deposit agreement, notice of any amendment to the RELX PLC deposit agreement or any RELX PLC ADR need not describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice will not render such notice invalid so long as, in each such case, the notice given to the RELX PLC ADS holders identifies a means for holders to retrieve or receive the text of such amendment. At the time an amendment becomes effective, a RELX PLC ADS holder is considered, by continuing to hold RELX PLC ADSs, to have agreed to the amendment and to be bound by the RELX PLC deposit agreement as amended. However, if any governmental body adopts new laws, rules or regulations requiring an amendment of the RELX PLC deposit agreement to comply therewith, RELX PLC and the depositary may amend the RELX PLC deposit agreement and any RELX PLC ADRs, which amendment may become effective before a notice of such amendment is given to RELX PLC ADS holders. However, no amendment will impair a RELX PLC ADS holder’s right to receive the RELX PLC Shares (or any other securities, property or cash) underlying such holder’s RELX PLC ADSs in exchange for such holder’s RELX PLC ADSs, except in order to comply with applicable provisions of any mandatory laws.

Termination

The RELX PLC deposit agreement will be terminated by the depositary if RELX PLC asks it to do so, in which case the depositary must notify RELX PLC ADS holders at least 30 days before termination. If at any time 90 days have expired after (y) RELX PLC has delivered a notice of removal to the depositary or (z) the depositary has delivered to RELX PLC a written notice of its election to resign and, in either case, a successor depositary has not been appointed by RELX PLC and accepted its appointment, the depositary may terminate the RELX PLC deposit agreement by mailing notice of such termination to the RELX PLC ADS holders then outstanding at least 30 days before termination.

If any RELX PLC ADSs remain outstanding after termination, (i) the RELX PLC ADS holders will be entitled to receive the underlying securities upon surrender of the RELX PLC ADSs and payment of all fees, expenses, taxes and governmental charges, and (ii) the depositary will stop registering the transfer of RELX PLC ADSs, will stop distributing dividends to RELX PLC ADS holders, and will not give any further notices or do anything else under the RELX PLC deposit agreement other than:

•	collect dividends and distributions on the RELX PLC Shares (or any other securities, property or cash) underlying RELX PLC ADSs;

•	sell rights and other properties received in respect of RELX PLC Shares (or any other securities, property or cash) underlying RELX PLC ADSs as provided in the RELX PLC deposit agreement; and

•

deliver RELX PLC Shares (or any other securities, property or cash) underlying RELX PLC ADSs, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for RELX PLC ADSs surrendered to the depositary (after deducting, in each case, the fee of the depositary for the surrender of RELX PLC ADSs, any expenses for the account of the RELX PLC ADS holder in accordance with the terms of the RELX PLC deposit agreement, and any applicable taxes or governmental charges).

At any time after the date of termination of the RELX PLC deposit agreement, the depositary may sell any remaining deposited RELX PLC Shares (or any other securities, property or cash) underlying RELX PLC ADSs. After that, the depositary will hold the money it received on the sale, as well as any cash it is holding under the RELX PLC deposit agreement, unsegregated for the pro rata benefit of the RELX PLC ADS holders that have not surrendered their RELX PLC ADSs. The depositary will not invest the money and has no liability for interest. After making such sale, the depositary’s only obligations to RELX PLC ADS holders will be to account for the money and cash (net of all applicable fees, expenses, taxes and governmental charges payable by holders under the terms of the RELX PLC deposit agreement). After termination, RELX PLC’s only obligations will be with respect to indemnification of, and to pay specified amounts to, the depositary. The obligations under the terms of the RELX PLC deposit agreement of RELX PLC ADS holders outstanding as of the termination date will survive the termination date and will be discharged only when the applicable RELX PLC ADSs are presented by their holders to the depositary for cancellation and such RELX PLC ADS holder has satisfied all of its obligations under the terms of the RELX PLC deposit agreement.

Limitations on Obligations and Liability to RELX PLC ADS holders

The RELX PLC deposit agreement expressly limits the obligations and liabilities of RELX PLC, the depositary and any custodian to the RELX PLC ADS holders. These limitations include, among other things, that RELX PLC and the depositary:

•	are obligated only to take the actions specifically set forth in the RELX PLC deposit agreement without negligence or bad faith;

•

have no obligation to become involved in a lawsuit or proceeding related to the RELX PLC Shares (or any other securities, property or cash) underlying the RELX PLC ADSs or the RELX PLC ADRs unless they are indemnified to their satisfaction;

•

are not liable for any consequential or punitive damages or any action or non-action by it in reliance upon any advice of or information from any legal counsel, accountants, any person depositing RELX PLC Shares, any RELX PLC ADS holder or beneficial owner, or any other person whom they believe in good faith is competent to give them that advice or information;

•	may rely and will be protected in action upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties; and

•

are not be liable to holders or beneficial owners of RELX PLC ADSs or third parties for any special, consequential, indirect or punitive damages for any breach of the terms of the RELX PLC deposit agreement or otherwise.

In addition, RELX PLC, the depositary and their respective directors, officers, employees, agents or affiliates are not liable to any holder or beneficial owner of RELX PLC ADSs:

•

if the depositary or RELX PLC is prevented, delayed or forbidden from, or is subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the RELX PLC deposit agreement or the RELX PLC Shares (or any other securities, property or cash underlying the RELX PLC ADSs) it is provided will be done or performed by reason of any provision of any present or future law or regulation of the U.S., England or any other country, or of any governmental or regulatory authority or stock exchange or interdealer quotation system, or by reason of any provision, present or future, of the PLC Articles, or by reason of any provision of any securities issued or distributed by RELX PLC, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control;

•	by reason of any exercise of, or failure to exercise, any discretion provided for in the RELX PLC deposit agreement; or

•

for the inability of any holder or beneficial owner of RELX PLC ADSs to benefit from any distribution, offering, right or other benefit which is made available to holders of RELX PLC Shares underlying the RELX PLC ADSs but is not, under the terms of the RELX PLC deposit agreement, made available to holders or beneficial owners of RELX PLC ADSs.

Additionally, the depositary will not be liable for, among other things:

•	any acts or omissions made by a predecessor or successor depositary, so long as the depositary performed its obligations without negligence or bad faith while it acted as the depositary;

•

any failure to carry out any instructions to vote any of the RELX PLC Shares represented by the RELX PLC ADSs, or for the manner in which any such vote is cast, if such action or non-action is in good faith, or for the effect of any such vote;

•	the depositary’s failure to determine that any distribution or action is lawful or reasonably practicable if such determination of practicability is made without bad faith;

•	content of any information received from RELX PLC for distribution to the RELX PLC ADS holders or any inaccuracy of any translation thereof;

•	any investment risk associated with acquiring an interest in, or the validity of worth of, the RELX PLC Shares (or any other securities, property or cash) underlying the RELX PLC ADSs;

•	any tax consequences that may result from the ownership of RELX PLC ADSs or RELX PLC Shares (or any other securities, property or cash) underlying RELX PLC ADSs;

•	the credit-worthiness of any third party;

•	allowing any rights to lapse in accordance with the terms of the RELX PLC deposit agreement;

•	the failure or timeliness of any notice from RELX PLC; or

•	any action of or failure to act by, or any information provided or not provided by, the Depository Trust Company (DTC) or any DTC participant.

Requirements for Depositary Actions

Before the depositary will issue, or register the transfer of, a RELX PLC ADS, make a distribution on a RELX PLC ADS, split-up or combine RELX PLC ADRs, or permit withdrawal of RELX PLC Shares underlying RELX PLC ADSs, the depositary or the custodian may require:

•	payment of taxes or other governmental charges and stock transfer or registration fees and any applicable depositary fees under the RELX PLC deposit agreement;

•	production of reasonably satisfactory proof of the identity and genuineness of any signature; and

•

with (i) laws and other governmental regulations relating to the execution and delivery of RELX PLC ADRs or RELX PLC ADSs or to the withdrawal or delivery of RELX PLC Shares (or any other securities, property or cash) underlying RELX PLC ADSs and (ii) any regulations the depositary or RELX PLC may establish consistent with the provisions of the RELX PLC deposit agreement, including presentation of certain transfer documents.

The depositary may refuse to deliver, transfer, or register transfers of, RELX PLC ADSs generally when the transfer books of the depositary are closed, or if deemed necessary or advisable by the depositary or the custodian at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the RELX PLC deposit agreement, or for any reason, except that the surrender of outstanding RELX PLC ADSs and withdrawal of RELX PLC Shares (or any other securities, property or cash) underlying RELX PLC ADSs may only be suspended as set forth in the second paragraph in the section entitled “—Withdrawal and Cancellation.”

Pre-Release of RELX PLC ADSs

Following the effectiveness of Amendment No. 2, as of February 17, 2021, the depositary is no longer able to engage in any pre-release transactions.

B. Debt Securities

(Item 12.A of Form 20-F)

Each series of guaranteed notes listed on the New York Stock Exchange and set forth on the cover page to the 2021 Form 20-F has been issued by RELX Capital Inc. (“RELX Capital”) and guaranteed by RELX PLC. Each of these series of notes was issued pursuant to an effective registration statement and a related prospectus and prospectus supplement setting forth the terms of the relevant series of notes and related guarantees. Each of these series of notes were issued under the Indenture, dated as of May 9, 1995, among RELX Capital, as issuer, RELX PLC, as guarantor and The Bank of New York Mellon, as trustee, principal paying agent and securities registrar, as supplemented and amended (the “Indenture”).

The following table sets forth the dates of the registration statements, dates of the base prospectuses and date of issuance for each relevant series of notes (the “Notes”).

Series	Registration Statement	Date of Base Prospectus	Date of Issuance
3.500% Guaranteed Notes due 2023	333-203608	April 24, 2015	March 16, 2018
1.300% Guaranteed Notes due 2025	333-203608	April 24, 2015	May 12, 2015
4.000% Guaranteed Notes due 2029	333-224608	February 28, 2019	March 18, 2019
3.000% Guaranteed Notes due 2030	333-224608	February 28, 2019	May 18, 2020

The following description of our Notes is a summary and does not purport to be complete and is qualified in its entirety by the full terms of the Notes. For a complete description of the terms and provisions of the Notes, refer to the Indenture and the Supplemental Indentures filed as exhibits to the registration statement for the Notes. The Indenture has been filed as Exhibit 4(a) to the Registration Statement on Form F-3, File No. 333-6710-02, filed with the SEC on April 1, 1997. Please note that the descriptions in Items 1 to 4 should be read in conjunction with Item 5, which describes the terms applicable to each series of Notes.

1. 3.500% Guaranteed Notes due 2023.

DESCRIPTION OF THE 3.500% NOTES DUE 2023 AND GUARANTEE

The following description of the terms and conditions of RELX Capital’s above referenced debt securities and guarantee by RELX PLC is based on and qualified by the Indenture, dated as of May 9, 1995, among RELX Capital, as issuer, RELX PLC, as guarantor and The Bank of New York Mellon, as trustee, principal paying agent and securities registrar, as supplemented and amended (the “Indenture”) and the 3.500% Notes due 2023 (the “3.500% Notes”). For a complete description of the terms and provision of the Notes, please refer to the Indenture and the form of the 3.500% Notes filed as Exhibit 99.2 to RELX PLC’s Report on Form 6-K (No. 001-13334) filed on March 16, 2018.

General

The 3.500% Notes constitute senior unsecured debt obligations of RELX Capital and rank equally with all of the existing and future senior, unsecured and unsubordinated debt of RELX Capital. The 3.500% Notes were issued as separate series of debt securities in registered form under the Indenture, dated as of May 9, 1995, as amended, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Bank of New York Mellon with its principal address at 240 Greenwich Street, New York, New York 10286 serves as trustee, transfer agent, registrar and paying agent with respect to the 3.500% Notes.

The 3.500% Notes initially are limited to $700,000,000 aggregate principal amount. RELX Capital may, without giving notice to or seeking the consent of any of the holders of the 3.500% Notes, create and issue additional debt securities having the same interest rate, maturity and other terms (except for the issue date, the public offering price and the first interest payment date) as, and ranking equally and ratably with the, the 3.500% Notes. Any additional debt securities having such similar terms, together with the 3.500% Notes, will constitute a single series of securities under the Indenture, including for purposes of voting and redemptions, and any additional debt securities issued as part of the same series as the 3.500% Notes will be fungible with the 3.500% Notes for United States federal income tax purposes or will be issued under a separate CUSIP number.

RELX Capital may redeem some or all of the 3.500% Notes at any time at the redemption prices described under “— Optional Redemption of the 3.500% Notes.”

RELX Capital may also redeem all, but not part, of the 3.500% Notes upon the occurrence of certain tax events at the redemption prices described under “— Optional Redemption for Tax Reasons.”

The 3.500% Notes do not provide for any sinking fund.

Maturity and Interest

The 3.500% Notes will mature on March 16, 2023 and bear interest at a rate of 3.500% per annum.

Interest payments on the 3.500% Notes are paid semi-annually on March 16 and September 16 of each year, to holders of record at the close of business on the March 1 and September 1 immediately preceding the applicable interest payment date (whether or not such record date is a Business Day as defined below) and on the maturity date. We calculate the amount of interest payable on the 3.500% Notes on the basis of a 360-day year of twelve 30-day months. If the date on which a payment of interest or principal on the 3.500% Notes is scheduled to be paid is not a Business Day, then that interest or principal will be paid on the next succeeding Business Day but no further interest will be paid in respect of the delay in such payment.

“Business Day” for purposes of the 3.500% Notes means a day other than a Saturday, Sunday or other day on which banking institutions in New York City or London are authorized or obligated by law, regulation or executive order to close.

Guarantee

RELX PLC has agreed to fully, unconditionally and irrevocably to guarantee the due and punctual payment of the principal of, and premium, if any, interest and additional amounts, if any, on the 3.500% Notes as and when the same shall respectively become due and payable, whether at the stated maturity, upon redemption or when accelerated in accordance with the provisions of the 3.500% Notes and the Indenture, and the punctual performance of all other obligations of RELX Capital thereunder. The Guarantee is a direct, unconditional, unsubordinated and unsecured obligation of RELX PLC, without preference among themselves, and ranks at least equally with all other existing and future unsecured and unsubordinated obligations of RELX PLC, subject, in the case of insolvency, to laws of general applicability relating to or affecting creditors’ rights.

The Guarantee may be enforced against RELX PLC, in the event of a default in payment under the Indenture or with respect to the 3.500% Notes issued by RELX Capital, without making prior demand upon, or seeking to enforce remedies against, RELX Capital or other persons. The Guarantee of RELX PLC is endorsed on each of the 3.500% Notes issued by RELX Capital.

Optional Redemption of the 3.500% Notes

Prior to February 16, 2023, the 3.500% Notes may be redeemed, in whole or in part, at the option of RELX Capital, at any time or from time to time, on notice given not more than 60 days nor less than 15 days, prior to the date of redemption at a redemption price equal to the greater of:

•	100% of the principal amount of the 3.500% Notes being redeemed; and

•

the present value of the Remaining Scheduled Payments (as defined below) on the 3.500% Notes being redeemed on the redemption date, discounted to the date of redemption, on a semiannual basis, at the Treasury Rate plus 15 basis points.

On or after February 16, 2023, the 3.500% Notes may be redeemed, in whole or in part, at the option of RELX Capital, at any time or from time to time, on notice given not more than 60 days nor less than 15 days, prior to the date of redemption, at a redemption price equal to 100% of the principal amount of the 3.500% Notes to be redeemed.

If RELX Capital elects to redeem any 3.500% Notes pursuant to the above paragraphs, it will also pay accrued and unpaid interest, if any, to, but excluding, the date of redemption, subject to the rights of holders of 3.500% Notes on the relevant record date to receive interest due on the relevant interest payment date. In determining the redemption price and accrued interest, interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the 3.500% Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such 3.500% Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of all Reference Treasury Dealer Quotations for such redemption date, or (2) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Primary Treasury Dealer” means a primary United States government securities dealer in the United States.

“Quotation Agent” means the Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means (i) Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC (or their affiliates that are Primary Treasury Dealers) and their successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealers we select.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 3:30 p.m. (New York City time) on the third Business Day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to the 3.500% Notes, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to actual or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

If less than all of the 3.500% Notes are to be redeemed at any time, 3.500% Notes for redemption will be selected in accordance with the procedures of DTC or on a pro rata basis. No 3.500% Notes with a principal balance of $1,000 or less will be redeemed in part. If any 3.500% Note is to be redeemed in part only, the notice of redemption that relates to that 3.500% Note will state the portion of the principal amount of that 3.500% Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original 3.500% Note will be issued in the name of the holder of 3.500% Notes upon cancellation of the original Note. 3.500% Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on 3.500% Notes or portions of 3.500% Notes called for redemption unless we default in the payment of the redemption price.

We may at any time, and from time to time, purchase 3.500% Notes at any price or prices in the open market or otherwise.

Optional Redemption for Tax Reasons

The 3.500% Notes may be redeemed, at the option of RELX Capital in whole, but not in part, at 100% of the principal amount, together with accrued and unpaid interest, if any, to, but excluding, the redemption date if, as a result of any change in, or amendment to, the laws, regulations, rulings or treaties of a Relevant Taxing Jurisdiction (as defined below), or any change in official position regarding application or interpretation of those laws, regulations, rulings or treaties (including a holding by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the original issue date with respect to the 3.500% Notes (or if a jurisdiction becomes a Relevant Taxing Jurisdiction after the original issue date, the date on which such jurisdiction became a Relevant Taxing Jurisdiction under the Indenture), RELX Capital or RELX PLC, as the case may be, would, on the occasion of the next payment of principal or interest in respect of the 3.500% Notes, be obligated, in making that payment, to pay additional amounts as described under the heading “—Payment of Additional Amounts” below and that obligation cannot be avoided by RELX Capital or RELX PLC, individually or together, taking reasonable measures available to them.

The 3.500% Notes may also be redeemed, at the option of RELX Capital, in whole, but not in part, at a “make-whole” redemption price (to be calculated in a manner consistent with the first paragraph under the heading “— Optional Redemption of the 3.500% Notes”), together with accrued and unpaid interest, if any, to, but excluding, the redemption date, if, as a result of any change in, or amendment to, the Code (as defined below under the heading “—Payment of Additional Amounts”) or any of its regulations, rulings or official interpretations, which change or amendment is enacted or adopted and becomes effective on or after the original issue date with respect to the 3.500% Notes, the deductibility of interest payments on the 3.500% Notes or the timing thereof would be affected in any manner which is then adverse to RELX Capital and that effect cannot be avoided by RELX Capital or RELX PLC, individually or together, taking reasonable measures available to them.

Redemption Procedures

Notices of redemption will be mailed by first class mail in respect of certificated, non-global 3.500% Notes or delivered electronically if a global note held by DTC in accordance with DTC’s customary procedures at least 15 but not more than 60 days before the redemption date to each holder of 3.500% Notes to be redeemed, except that redemption notices may be mailed (or delivered electronically) more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the 3.500% Notes or a satisfaction and discharge of the Indenture. We may provide in such notice that payment of the redemption price and performance of our obligations with respect to such redemption may be performed by another person.

Payment of Additional Amounts

All payments of principal, premium (if any) and interest in respect of the 3.500% Notes or the Guarantee will be made free and clear of, and without withholding or deduction for, any taxes, assessments, duties or governmental charges of whatever nature imposed, levied or collected by or within a Relevant Taxing Jurisdiction, unless that withholding or deduction is required by law.

The Indenture provides that if withholding or deduction is required by law, then RELX Capital or RELX PLC, as the case may be, will pay to the holder of any Note additional amounts as may be necessary in order that every net payment of principal of (and premium, if any, on) and interest, if any, on that Note after deduction or other withholding for or on account of any present or future tax, assessment, duty or other governmental charge of any nature whatsoever imposed, levied or collected by or on behalf of the jurisdiction under the laws of which RELX Capital or RELX PLC, as the case may be, is organized or resident for tax purposes (or any political subdivision or taxing authority of or in that jurisdiction having power to tax), or any jurisdiction from or through which any amount is paid by RELX Capital or RELX PLC, as the case may be (or any political subdivision or taxing authority of or in that jurisdiction having power to tax) (each a “Relevant Taxing Jurisdiction”), will not be less than the amount provided for in any Note to be then due and payable; provided, however, that RELX Capital or RELX PLC, as the case may be, will not be required to make any payment of additional amounts for or on account of:

•	any tax, assessment, duty or other governmental charge which would not have been imposed but for:

•

the existence of any present or former connection (other than the mere acquisition, ownership or holding of, or the receipt of payment or the exercise or enforcement of rights in respect of, the 3.500% Notes) between that holder (or between a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over that holder, if that holder is an estate, trust, partnership or corporation or any person other than the holder to which that Note or any amount payable on that Note is attributable for the purpose of that tax, assessment or charge) and a Relevant Taxing Jurisdiction, including, without limitation, that holder (or fiduciary, settlor, beneficiary, member, shareholder or possessor or person other than the holder) being or having been a citizen or resident of a Relevant Taxing Jurisdiction or being or having been present or engaged in a trade or business in a Relevant Taxing Jurisdiction, or having or having had a permanent establishment in a Relevant Taxing Jurisdiction; or

•

the presentation of a Note (where presentation is required) for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment was duly provided for, whichever occurred later except to the extent that the holder would have been entitled to additional amounts on presenting that Note for payment on or before the thirtieth day;

•	any estate, inheritance, gift, sale, transfer or personal property tax, assessment or other governmental charge of a similar nature;

•

any tax, assessment, duty or other governmental charge that is imposed or withheld by reason of the failure by that holder or any other person mentioned in the first bullet above to comply, after reasonable notice (at least 30 days before any such withholding would be payable), with a request of RELX Capital or RELX PLC, as the case may be, addressed to that holder or that other person to provide information concerning the nationality, residence or identity of that holder or that other person, or to make any declaration or other similar claim or satisfy any reporting requirement, which is in either case required by a statute, treaty or regulation of the Relevant Taxing Jurisdiction, as a precondition to exemption from or reduction of that tax, assessment or other governmental charge;

•

any tax, assessment, duty or other governmental charge imposed by reason of that holder’s past or present status as a passive foreign investment company, a controlled foreign corporation or personal holding company with respect to the United States, or as a corporation which accumulates earnings to avoid United States federal income tax;

•	any tax, assessment, duty or other governmental charge imposed on interest received by:

•

a 10% shareholder (as defined in Section 871(h)(3)(B) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and the regulations that may be promulgated thereunder) of RELX Capital;

•	a controlled foreign corporation related to RELX Capital within the meaning of Section 864(d)(4) of the Code; or

•	a bank receiving interest described in Section 881(c)(3)(A) of the Code;

•

any Note that is presented for payment by or on behalf of a resident of a member state of the European Union who would have been able to avoid any withholding or deduction by presenting the relevant Note to another paying agent in a member state of the European Union;

•

any tax, assessment, duty or other governmental charge required to be withheld or deducted under Sections 1471 through 1474 of the Code (or any amended or successor version of such Sections) (“FATCA”), any regulations or other guidance thereunder, any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA; or

•	any combination of the seven above items;

nor will additional amounts be paid with respect to:

•	any tax, assessment, duty or other governmental charge that is payable other than by deduction or withholding from payments on the 3.500% Notes; or

•

any payment to any holder which is a fiduciary or a partnership or other than the sole beneficial owner of that Note to the extent a beneficiary or settlor with respect to that fiduciary or a member of that partnership or the beneficial owner would not have been entitled to those additional amounts had it been the holder of that Note.

RELX Capital and RELX PLC will pay any present or future stamp, court or documentary taxes, or any other excise, property or similar taxes, assessments or other charges that arise in a Relevant Taxing Jurisdiction from the execution, delivery, registration or enforcement of any 3.500% Notes, Guarantee or the Indenture, or any other document or instrument in relation thereto (other than a transfer of the 3.500% Notes other than the initial resale of the 3.500% Notes), and RELX Capital and RELX PLC agree to indemnify the trustee and the holders for any such amounts paid by the trustee and such holders. The foregoing obligations of this paragraph will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to RELX Capital or RELX PLC is organized or any political subdivision or taxing authority or agency thereof or therein.

Change of Control — Offer to Repurchase Upon Change of Control Triggering Event

If a Change of Control Triggering Event (as defined below) occurs, unless we have delivered notice of redemption in respect of the 3.500% Notes as described above, we will be required to make an offer to repurchase all, or, at the holder’s option, any part (equal to $1,000 and integral multiples of $1,000 in excess thereof), of each holder’s 3.500% Notes pursuant to the offer described below (the “Change of Control Offer”), on the terms set forth in the 3.500% Notes. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the principal amount of any 3.500% Notes repurchased plus accrued and unpaid interest, if any, on such 3.500% Notes repurchased, to, but excluding, the date of purchase, referred to as the Change of Control Payment.

Within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, we will deliver written notice to the holders of the 3.500% Notes, with a copy to the trustee for the 3.500% Notes, describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the 3.500% Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given, referred to as the Change of Control Payment Date, pursuant to the procedures required by the 3.500% Notes and described in such notice.

The notice will, if given prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

On the Business Day immediately preceding the Change of Control Payment Date, we will be required, to the extent lawful, to deposit with the paying agent an amount equal to the Change of Control Payment in respect of all 3.500% Notes or portions of 3.500% Notes properly tendered.

On the Change of Control Payment Date, we will be required to the extent lawful to:

•	accept for payment all 3.500% Notes or portions of 3.500% Notes properly tendered pursuant to the Change of Control Offer on the Change of Control Payment Date; and

•

deliver or cause to be delivered to the trustee the 3.500% Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of 3.500% Notes or portions of 3.500% Notes being purchased by us.

We will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all 3.500% Notes properly tendered and not withdrawn under its offer.

If 80% or more in nominal amount of the 3.500% Notes then outstanding have been redeemed or purchased hereunder pursuant to a Change of Control Offer, RELX Capital may, at its option, on not less than 30 or more than 60 days’ notice to the holders of 3.500% Notes given within 30 days after the Change of Control Payment Date, redeem or purchase (or procure the purchase of) the remaining outstanding 3.500% Notes in their entirety at 101% of their principal amount plus interest accrued to, but excluding, the date of such redemption or purchase.

For purposes of the repurchase provisions of the 3.500% Notes, the following terms will be applicable:

“Change of Control” means:

The occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) acquires shares in the Guarantor to which attach more than 50% of the voting rights attaching to the issued share capital of the Guarantor; provided that a Change of Control shall be deemed not to have occurred if a new holding company acquires the entire issued share capital of the Guarantor and (A) such holding company has substantially the same shareholders as the Guarantor and those shareholders acquired the shares or economic interests in the holding company in substantially the same proportion as they hold shares or economic interests in the Guarantor prior to the holding company so acquiring the share capital of the Guarantor and (B) the Guarantor is a wholly owned (directly or indirectly) subsidiary of such holding company; or (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of the subsidiaries and joint ventures of the Guarantor, taken as a whole, to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) (other than an affiliate of the Guarantor).

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Events of Default” has the meaning given in Item 4 below except the third bullet point is suspended and replaced by the following:

“the maturity of any Indebtedness (as defined below) of RELX Capital or RELX PLC in an aggregate principal amount of at least US$75,000,000 (or the equivalent in another currency) has been accelerated because of a default or any of that Indebtedness in an aggregate principal amount of at least US$75,000,000 (or the equivalent in another currency) has not been paid at final maturity (as extended by any applicable grace period) and, with respect to RELX Capital in any case described in this paragraph, the obligations of RELX Capital under that series of debt securities have not been assumed during the 90-day period following that acceleration or non-payment by another Component Company (as defined below) wholly owned by RELX PLC;”

“Fitch” means Fitch Ratings Ltd. and its successors.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P, BBB- (or the equivalent) by Fitch, and the equivalent investment grade credit rating from any Substitute Rating Agency or Rating Agencies selected by us.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agencies” means (a) each of Moody’s, S&P and Fitch; and (b) if any of the Rating Agencies ceases to rate the 3.500% Notes or fails to make a rating of the 3.500% Notes publicly available for reasons outside of our control, a Substitute Rating Agency.

“Rating Event” means the rating on the 3.500% Notes is lowered by each of the Rating Agencies and the 3.500% Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day during the period commencing 60 days prior to the first public announcement of any Change of Control and ending 60 days following the consummation of such Change of Control (which 60-day period will be extended following consummation of a Change of Control for so long as the rating of the 3.500% Notes is under publicly announced consideration for a possible downgrade by any Rating Agencies); provided, however, that a Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if such Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Substitute Rating Agency” means “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by us (as certified by a resolution of the Board of Directors of the Guarantor) as a replacement for Moody’s, S&P or Fitch, or some or all of them, as the case may be, in accordance with the definition of “Rating Agencies.”

2. 1.300% Guaranteed Notes due 2025.

DESCRIPTION OF THE 1.300% NOTES DUE 2025 AND THE GUARANTEE

The following description of the terms and conditions of RELX Capital’s above referenced debt securities and the guarantee by RELX PLC is based on and qualified by the Indenture, dated as of May 9, 1995, among RELX Capital, as issuer, RELX PLC, as guarantor and The Bank of New York Mellon, as trustee, principal paying agent and securities registrar, as supplemented and amended (the “Indenture”) and the 1.300% Notes due 2025 (the “1.300% Notes”). For a complete description of the terms and provision of the Notes, please refer to the Indenture and the form of the 1.300% Notes filed as Exhibit 99.3 to Reed Elsevier PLC’s Report on Form 6-K (No. 001-13334) filed on May 12, 2015.

General

The 1.300% Notes constitute senior unsecured debt obligations of RELX Capital and rank equally with all of the existing and future senior, unsecured and unsubordinated debt of RELX Capital. The 1.300% Notes were issued as separate series of debt securities in registered form under the Indenture, dated as of May 9, 1995, as amended, in denominations of €100,000 and integral multiples of €1,000 in excess thereof. The Bank of New York Mellon with its principal address at 240 Greenwich Street, New York, New York 10286 serves as trustee, transfer agent, registrar and authenticating agent with respect to the 1.300% Notes. The Bank of New York Mellon, London Branch with its principal address at One Canada Square, London E14 5AL, United Kingdom, serves as London paying agent for the 1.300% Notes and The Bank of New York Mellon (Luxembourg) S.A. with its principal address at 2-4 rue Eugene

Ruppert, Vertigo Building – Polaris, L-2453 Luxembourg, Grand Duchy of Luxembourg serves as Luxembourg paying agent for the 1.300% Notes. RELX Capital may, without the consent of any of the holders of the 1.300% Notes, create and issue additional debt securities so that those additional debt securities will form a single series with the 1.300% Notes.

RELX Capital may redeem some or all of the 1.300% Notes at any time at the redemption prices described under “— Optional Redemption of the 1.300% Notes.”

RELX Capital may also redeem all, but not part, of the 1.300% Notes upon the occurrence of certain tax events at the redemption prices described under “— Optional Redemption for Tax Reasons.”

The 1.300% Notes do not provide for any sinking fund.

Maturity and Interest

The 1.300% Notes will mature on May 12, 2025 and bear interest at a rate of 1.300% per annum.

Interest payments on the 1.300% Notes are paid annually on May 12 of each year, to holders of record at the close of business on the Business Day immediately preceding the interest payment date (whether or not such interest payment date is a Business Day as defined below) and on the maturity date. Interest on the 1.300% Notes are computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the 1.300% Notes (or May 12, 2015 if no interest has been paid on the 1.300% Notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. If any interest payment or maturity date of a Note falls on a day which is not a Business Day, the related payment of principal and interest will be made on the succeeding Business Day with the same force and effect as if made on the date such payment were due, and no interest will accrue on the amount so payable for the period from and after such interest payment or maturity date, as the case may be.

“Business Day” for purposes of the 1.300% Notes means any day other than a Saturday or Sunday or a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to the 1.300% Notes not denominated in Dollars, the day is not (i) a day on which commercial banks are authorized or required by law, regulation or executive order to close in London or (ii) a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center of the country issuing the Foreign Currency or currency unit or, if the Foreign Currency or currency unit is euro, a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System (the TARGET2 system) is closed.

Guarantee

RELX PLC has agreed fully, unconditionally and irrevocably to guarantee the due and punctual payment of the principal of, and premium, if any, interest and additional amounts, if any, on the 1.300% Notes as and when the same shall respectively become due and payable, whether at the stated maturity, upon redemption or when accelerated in accordance with the provisions of the 1.300% Notes and the Indenture, and the punctual performance of all other obligations of RELX Capital thereunder. The Guarantee is a direct, unconditional, unsubordinated and unsecured obligation of RELX PLC, without preference among themselves, and ranks at least equally with all other existing and future unsecured and unsubordinated obligations of RELX PLC, subject, in the case of insolvency, to laws of general applicability relating to or affecting creditors’ rights.

The Guarantee may be enforced against RELX PLC, in the event of a default in payment under the Indenture or with respect to the 1.300% Notes issued by RELX Capital, without making prior demand upon, or seeking to enforce remedies against, RELX Capital or other persons. The Guarantee of RELX PLC is endorsed on each of the 1.300% Notes issued by RELX Capital.

Issuance in Euro; Payment on the 1.300% Notes

Initial holders are required to pay for the 1.300% Notes in euro, and all payments of principal of, the redemption price (if any), and interest and additional amounts (if any), on the 1.300% Notes, are payable in euro, provided, that if on or after May 12, 2015, the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the 1.300% Notes will be made in US dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into US dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent US dollar/euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date, or in the event The Wall Street Journal has not published such exchange rate, such rate as determined in our sole discretion on the basis of the most recently available market exchange rate for the euro. Any payment in respect of the 1.300% Notes so made in US dollars will not constitute an event of default under the 1.300% Notes or the Indenture governing the 1.300% Notes. Neither the trustee nor any paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

Investors are subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them.

Optional Redemption of the 1.300% Notes

Prior to February 12, 2025, the 1.300% Notes may be redeemed, in whole or in part, at the option of RELX Capital, at any time or from time to time, on notice given not more than 60 days, if the 1.300% Notes are being redeemed in full, or 45 days, if the 1.300% Notes are being redeemed in part, nor less than 30 days, prior to the date of redemption at the greater of:

•	100% of the principal amount and premium, if any, together with accrued and unpaid interest, if any, to, but excluding, the redemption date of the 1.300% Notes to be redeemed; and

•

the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the redemption date, on an annual basis (ACTUAL/ACTUAL (ICMA)), at a rate equal to the applicable Bund Rate (as defined below) plus 15 basis points plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

On or after February 12, 2025, the 1.300% Notes may be redeemed, in whole or in part, at the option of RELX Capital, at any time or from time to time, on notice given not more than 60 days, if the 1.300% Notes are being redeemed in full, or 45 days, if the 1.300% Notes are being redeemed in part, nor less than 30 days, prior to the date of redemption, at a redemption price equal to 100% of the principal amount of the 1.300% Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

“Bund Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third Business Day prior to the date fixed for redemption, of the Reference Bond (as defined below) on the basis of the middle market price of the Reference Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by RELX Capital or the Independent Investment Bank.

“Independent Investment Bank” means one of the Reference Bond Dealers that we appoint as the Independent Investment Bank from time to time.

“Reference Bond” means, in relation to any Bund Rate calculation, a German government bond whose maturity is closest to the maturity of the 1.300% Notes, or if RELX Capital or the Independent Investment Bank considers that such similar bond is not in issue, such other German government bond as RELX Capital or the Independent Investment Bank, with the advice of three brokers of, and/or market makers in, German government bonds selected by RELX Capital or the Independent Investment Bank, determine to be appropriate for determining the Bund Rate.

“Reference Bond Dealer” means (A) each of Citigroup Global Markets Limited, J.P. Morgan Securities plc, Merrill Lynch International and Morgan Stanley & Co. International plc (or their respective affiliates that are Primary Bond Dealers), and their respective successors and (B) any other broker of, and/or market maker in, German government bonds (a “Primary Bond Dealer”) selected by us.

“Remaining Scheduled Payments” means, with respect to the Note to be redeemed, the remaining scheduled payments of principal of and interest on the Note that would be due after the related redemption date but for the redemption. If that redemption date is not an interest payment date with respect to a Note, the amount of the next succeeding scheduled interest payment on such Note will be reduced by the amount of interest accrued on the Note to, but excluding, the redemption date.

If less than all of the 1.300% Notes are to be redeemed, and the 1.300% Notes are global notes, the 1.300% Notes to be redeemed will be selected by Euroclear or Clearsteam in accordance with their standard procedures. If the 1.300% Notes to be redeemed are not global notes then held by Euroclear or Clearstream, the trustee will select 1.300% Notes to be redeemed on a pro rata basis, by lot, or by any other method the trustee deems fair and appropriate. If the 1.300% Notes are listed on any national securities exchange, Euroclear or Clearstream or the trustee, as applicable, will select 1.300% Notes in compliance with the requirements of the principal national securities exchange on which the 1.300% Notes are listed. If money sufficient to pay the redemption price on the 1.300% Notes (or portions thereof) to be redeemed on the redemption date is deposited with the paying agent on or before the redemption date and certain other conditions are satisfied, then on and after such redemption date, interest will cease to accrue on such 1.300% Notes (or such portion thereof) called for redemption.

We may at any time, and from time to time, purchase 1.300% Notes at any price or prices in the open market or otherwise.

Optional Redemption for Tax Reasons

The 1.300% Notes may be redeemed, at the option of RELX Capital in whole, but not in part, at 100% of the principal amount, together with accrued and unpaid interest, if any, to, but excluding, the redemption date if, as a result of any change in, or amendment to, the laws, regulations or rulings of a Relevant Taxing Jurisdiction, or any change in official position regarding application or interpretation of those laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the original issue date with respect to the 1.300% Notes (or if a jurisdiction becomes a Relevant Taxing Jurisdiction after the original issue date, the date on which such jurisdiction became a Relevant Taxing Jurisdiction under the Indenture), RELX Capital or RELX PLC, as the case may be, would, on the occasion of the next payment of principal or interest in respect of the 1.300% Notes, be obligated, in making that payment, to pay additional amounts as described under the heading “—Payment of Additional Amounts” below and that obligation cannot be avoided by RELX Capital or RELX PLC, individually or together, taking reasonable measures available to them.

The 1.300% Notes may also be redeemed, at the option of RELX Capital, in whole, but not in part, at a “make- whole” redemption price (to be calculated in a manner consistent with the first paragraph under the heading “— Optional Redemption of the 1.300% Notes”), together with accrued and unpaid interest, if any, to, but excluding, the redemption date, if, as a result of any change in, or amendment to, the Code or any of its regulations, rulings or official interpretations, which change or amendment is enacted or adopted and becomes effective on or after the original issue date with respect to the 1.300% Notes, the deductibility of interest payments on the 1.300% Notes or the timing thereof would be affected in any manner which is then adverse to RELX Capital and that effect cannot be avoided by RELX Capital or RELX PLC, individually or together, taking reasonable measures available to them.

Payment of Additional Amounts

All payments of principal, premium (if any) and interest in respect of the 1.300% Notes or the Guarantee will be made free and clear of, and without withholding or deduction for, any taxes, assessments, duties or governmental charges of whatever nature imposed, levied or collected by or within a Relevant Taxing Jurisdiction (as defined below), unless that withholding or deduction is required by law.

The Indenture provides that if withholding or deduction is required by law, then RELX Capital or RELX PLC, as the case may be, will pay to the holder of any Note additional amounts as may be necessary in order that every net payment of principal of (and premium, if any, on) and interest, if any, on that Note after deduction or other withholding for or on account of any present or future tax, assessment, duty or other governmental charge of any nature whatsoever imposed, levied or collected by or on behalf of the jurisdiction under the laws of which RELX Capital or RELX PLC, as the case may be, is organized or resident for tax purposes (or any political subdivision or taxing authority of or in that jurisdiction having power to tax), or any jurisdiction from or through which any amount is paid by RELX Capital or RELX PLC, as the case may be (or any political subdivision or taxing authority of or in that jurisdiction having power to tax) (each a “Relevant Taxing Jurisdiction”), will not be less than the amount provided for in any Note to be then due and payable; provided, however, that RELX Capital or RELX PLC, as the case may be, will not be required to make any payment of additional amounts for or on account of:

•	any tax, assessment or other governmental charge which would not have been imposed but for:

•

the existence of any present or former connection (other than the mere acquisition, ownership or holding of, or the receipt of payment or the exercise or enforcement of rights in respect of, the 1.300% Notes) between that holder (or between a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over that holder, if that holder is an estate, trust, partnership or corporation or any person other than the holder to which that Note or any amount payable on that Note is attributable for the purpose of that tax, assessment or charge) and a Relevant Taxing Jurisdiction, including, without limitation, that holder (or fiduciary, settlor, beneficiary, member, shareholder or possessor or person other than the holder) being or having been a citizen or resident of a Relevant Taxing Jurisdiction or being or having been present or engaged in a trade or business in a Relevant Taxing Jurisdiction, or having or having had a permanent establishment in a Relevant Taxing Jurisdiction; or

•

the presentation of a Note (where presentation is required) for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment was duly provided for, whichever occurred later except to the extent that the holder would have been entitled to additional amounts on presenting that Note for payment on or before the thirtieth day;

•	any estate, inheritance, gift, sale, transfer or personal property tax, assessment or other governmental charge of a similar nature;

•

any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by that holder or any other person mentioned in the first bullet above to comply, after reasonable notice (at least 30 days before any such withholding would be payable), with a request of RELX Capital or RELX PLC, as the case may be, addressed to that holder or that other person to provide information concerning the nationality, residence or identity of that holder or that other person, or to make any declaration or other similar claim or satisfy any reporting requirement, which is in either case required by a statute, treaty or regulation of the Relevant Taxing Jurisdiction, as a precondition to exemption from or reduction of that tax, assessment or other governmental charge;

•

any tax, assessment or other governmental charge imposed by reason of that holder’s past or present status as a passive foreign investment company, a controlled foreign corporation or personal holding company with respect to the United States, or as a corporation which accumulates earnings to avoid United States federal income tax;

•	any tax, assessment or other governmental charge imposed on interest received by:

•

a 10% shareholder (as defined in Section 871(h)(3)(B) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and the regulations that may be promulgated thereunder) of RELX Capital;

•	a controlled foreign corporation related to RELX Capital within the meaning of Section 864(d)(4) of the Code; or

•	a bank receiving interest described in Section 881(c)(3)(A) of the Code;

•

any tax, assessment or other governmental charge that is imposed on a payment to a resident of a member state of the European Union and is required to be made pursuant to European Council Directive 2003/48/EC or any other directive on the taxation of savings income implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law (whether of a member state of the European Union or a non- member state) implementing or complying with, or introduced to conform to, any such directive;

•

any Note that is presented for payment by or on behalf of a resident of a member state of the European Union who would have been able to avoid any withholding or deduction by presenting the relevant Note to another paying agent in a member state of the European Union;

•

any tax, assessment or other governmental charge required to be withheld or deducted under Sections 1471 through 1474 of the Code (or any amended or successor version of such Sections) (“FATCA”), any regulations or other guidance thereunder, any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA; or

•	any combination of the eight above items;

nor will additional amounts be paid with respect to:

•	any tax, assessment or other governmental charge that is payable other than by deduction or withholding from payments on the 1.300% Notes; or

•

any payment to any holder which is a fiduciary or a partnership or other than the sole beneficial owner of that Note to the extent a beneficiary or settlor with respect to that fiduciary or a member of that partnership or the beneficial owner would not have been entitled to those additional amounts had it been the holder of that Note.

RELX Capital and RELX PLC will pay any present or future stamp, court or documentary taxes, or any other excise, property or similar taxes, assessments or other charges that arise in a Relevant Taxing Jurisdiction from the execution, delivery, registration or enforcement of any 1.300% Notes, Guarantee or the Indenture, or any other document or instrument in relation thereto (other than a transfer of the 1.300% Notes other than the initial resale of the 1.300% Notes), and RELX Capital and RELX PLC agree to indemnify the trustee and the holders for any such amounts paid by the trustee and such holders. The foregoing obligations of this paragraph will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to RELX Capital or RELX PLC is organized or any political subdivision or taxing authority or agency thereof or therein.

Change of Control — Offer to Repurchase Upon Change of Control Triggering Event

If a Change of Control Triggering Event (as defined below) occurs, unless we have exercised our right to redeem the 1.300% Notes as described above, we will be required to make an offer to repurchase all, or, at the holder’s option, any part (equal to €100,000 and integral multiples of €1,000 in excess thereof), of each holder’s 1.300% Notes pursuant to the offer described below (the “Change of Control Offer”), on the terms set forth in the 1.300% Notes. In the Change of Control Offer, we will be required to offer payment in cash equal to 100% of the principal amount of any 1.300% Notes repurchased plus accrued and unpaid interest, if any, on such 1.300% Notes repurchased, to, but excluding, the date of purchase, referred to as the Change of Control Payment.

Within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the change of control, we will give written notice to the holders of the 1.300% Notes, with a copy to the trustee for the 1.300% Notes, describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the 1.300% Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given, referred to as the Change of Control Payment Date, pursuant to the procedures required by the 1.300% Notes and described in such notice.

The notice will, if given prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

On the Business Day immediately preceding the Change of Control Payment Date, we will be required, to the extent lawful, to:

•	accept for payment all 1.300% Notes or portions of 1.300% Notes properly tendered pursuant to the Change of Control Offer on the Change of Control Payment Date;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all 1.300% Notes or portions of 1.300% Notes properly tendered; and

•

deliver or cause to be delivered to the trustee the 1.300% Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of 1.300% Notes or portions of 1.300% Notes being purchased by us.

We will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all 1.300% Notes properly tendered and not withdrawn under its offer.

If 80% or more in nominal amount of the 1.300% Notes then outstanding have been redeemed or purchased hereunder pursuant to a Change of Control Offer, RELX Capital may, at its option, on not less than 30 or more than 60 days’ notice to the holders of 1.300% Notes given within 30 days after the Change of Control Payment Date, redeem or purchase (or procure the purchase of) the remaining outstanding 1.300% Notes in their entirety at 100% of their principal amount plus interest accrued to, but excluding, the date of such redemption or purchase.

For purposes of the repurchase provisions of the 1.300% Notes, the following terms will be applicable:

“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) (other than a Guarantor) acquires shares in the Guarantor to which attach more than 50% of the voting rights attaching to the entire issued share capital of the Guarantor; provided that a Change of Control shall be deemed not to have occurred if one or more new holding companies acquires the entire issued share capital of the Guarantor and (A) such holding company (or companies) has (or have, as the case may be) substantially the same shareholders as the Guarantor and those shareholders acquired the shares or economic interests in the holding company (or companies) in substantially the same proportions as they hold shares or economic interests in the Guarantor prior to the holding company (or companies) so acquiring the share capital of the Guarantor and (B) the Guarantor is a wholly owned (directly or indirectly) subsidiary of such holding company (or companies); (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of the subsidiaries and joint ventures of the Guarantor, taken as a whole, to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) (other than an affiliate of the Guarantor); (3) the first day on which a majority of the members of the Boards of Directors of the Guarantor are not Continuing Directors; or (4) the adoption of a plan relating to the liquidation or dissolution of the Guarantor other than a plan pursuant to which one or more new holding companies is created to hold the assets and liabilities of the Guarantor and such holding company (or companies) has (or have, as the case may be) substantially the same shareholders as the Guarantor and those shareholders acquired the shares or economic interests in the holding company (or companies) in substantially the same proportions as they hold shares or economic interests in the Guarantor prior to the holding company (or companies) so acquiring the share capital of the Guarantor.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Guarantor who (1) was a member of such Board of Directors on the date of the issuance of the 1.300% Notes; or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the proxy statement of the Guarantor for which such member was named as a nominee for election as a director).

“Events of Default” has the meaning given in Item 4 below except the third bullet point is suspended and replaced by the following:

“the maturity of any Indebtedness (as defined below) of RELX Capital or RELX PLC in an aggregate principal amount of at least US$75,000,000 (or the equivalent in another currency) has been accelerated because of a default or any of that Indebtedness in an aggregate principal amount of at least US$75,000,000 (or the equivalent in another currency) has not been paid at final maturity (as extended by any applicable grace period) and, with respect to RELX Capital in any case described in this paragraph, the obligations of RELX Capital under that series of debt securities have not been assumed during the 90-day period following that acceleration or non-payment by another Component Company (as defined below) wholly owned by RELX PLC;”

“Fitch” means Fitch Ratings Ltd. and its successors.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P, BBB- (or the equivalent) by Fitch, and the equivalent investment grade credit rating from any Substitute Rating Agency or Rating Agencies selected by us.

“Moody’s” means Moody’s Investors Service Ltd. and its successors.

“Rating Agencies” means (a) each of Moody’s, S&P and Fitch; and (b) if any of the Rating Agencies ceases to rate the 1.300% Notes or fails to make a rating of the 1.300% Notes publicly available for reasons outside of our control, a Substitute Rating Agency.

“Rating Event” means the rating on the 1.300% Notes is lowered by each of the Rating Agencies and the 1.300% Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day during the period commencing 60 days prior to the first public announcement of any Change of Control and ending 60 days following the consummation of such Change of Control (which 60-day period will be extended following consummation of a Change of Control for so long as the rating of the 1.300% Notes is under publicly announced consideration for a possible downgrade by any Rating Agencies).”

“S&P” means Standard & Poor’s Credit Market Services Europe Limited and its successors.

“Substitute Rating Agency” means “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by us (as certified by a resolution of the Board of Directors of the Guarantor) as a replacement for Moody’s, S&P or Fitch, or some or all of them, as the case may be, in accordance with the definition of “Rating Agencies.”

Satisfaction and Discharge

RELX Capital will be discharged from its obligations under the 1.300% Notes (with certain exceptions) at any time prior to the stated maturity or redemption of such 1.300% Notes when:

•	RELX Capital has irrevocably deposited with or to the order of the trustee for the 1.300% Notes, in trust:

•

sufficient funds in euros to pay and discharge the entire indebtedness on all of the 1.300% Notes for unpaid principal (and premium, if any) and interest, if any, to the stated maturity, or redemption date, as the case may be; or

•

that amount of European Government Obligations (as defined below) as will, together with the predetermined and certain income to accrue on those European Government Obligations (without consideration of any reinvestment), be sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants delivered to the trustee for the 1.300% Notes to pay and discharge when due the principal (and premium, if any) and interest, if any, to the stated maturity or any redemption date, as the case may be; or

•	that amount equal to the amount referred to in the above two paragraphs in any combination of euros or European Government Obligations;

•	RELX Capital or RELX PLC has paid or caused to be paid all other sums payable with respect to the 1.300% Notes and the Indenture;

•	RELX Capital has delivered to the trustee for the 1.300% Notes an opinion of counsel to the effect that:

•	RELX Capital has received from, or there has been published by, the U.S. Internal Revenue Service a ruling; or

•	since the date of the Indenture there has been a change in applicable U.S. federal income tax law;

in either case to the effect that, and based thereon such opinion of counsel will confirm that, the beneficial owners of the 1.300% Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of that discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same time as would have been the case if that discharge had not occurred; and

•	certain other conditions are met.

Upon a discharge, the holders of the 1.300% Notes will no longer be entitled to the benefits of the terms and conditions of the Indenture, the 1.300% Notes and the Guarantee, except for certain provisions, including registration of transfer and exchange of those 1.300% Notes and replacement of mutilated, destroyed, lost or stolen 1.300% Notes, and will look for payment only to those deposited funds or obligations.

“European Government Obligations” means any security which has received an Investment Grade Rating from two Rating Agencies, and is (1) a direct obligation of any member state of the European Union, for the payment of which the full faith and credit of such country is pledged or (2) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of any such country the payment of which is unconditionally guaranteed as a full faith and credit obligation by such country, which, in either case under the preceding clause (1) or (2), is not callable or redeemable at the option of the issuer thereof.

3. 4.000% Guaranteed Notes due 2029.

DESCRIPTION OF THE 4.000% NOTES DUE 2029 AND THE GUARANTEE

The following description of the terms and conditions of RELX Capital’s above referenced debt securities and the guarantee by RELX PLC is based on and qualified by the Indenture, dated as of May 9, 1995, among RELX Capital, as issuer, RELX PLC, as guarantor and The Bank of New York Mellon, as trustee, principal paying agent and securities registrar, as supplemented and amended (the “Indenture”) and the 4.000% Notes due 2029 (the “4.000% Notes”). For a complete description of the terms and provision of the Notes, please refer to the Indenture and the form of the 4.000% Notes filed as Exhibit 99.2 to RELX PLC’s Report on Form 6-K (No. 001-13334) filed on March 18, 2019.

General

The 4.000% Notes constitute senior unsecured debt obligations of RELX Capital and rank equally with all of the existing and future senior, unsecured and unsubordinated debt of RELX Capital. The 4.000% Notes were issued as separate series of debt securities in registered form under the Indenture, dated as of May 9, 1995, as amended, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Bank of New York Mellon with its principal address at 240 Greenwich Street, New York, New York 10286 serves as trustee, transfer agent, registrar and paying agent with respect to the 4.000% Notes.

The 4.000% Notes initially are limited to $950,000,000 aggregate principal amount. RELX Capital may, without giving notice to or seeking the consent of any of the holders of the 4.000% Notes, create and issue additional debt securities having the same interest rate, maturity and other terms (except for the issue date, the public offering price and the first interest payment date) as, and ranking equally and ratably with the 4.000% Notes. Any additional debt securities having such similar terms, together with the 4.000% Notes, will constitute a single series of securities under the Indenture, including for purposes of voting and redemptions, and any additional debt securities issued as part of the same series as the 4.000% Notes will either be fungible with the 4.000% Notes for United States federal income tax purposes or be issued under a separate CUSIP number.

RELX Capital may redeem some or all of the 4.000% Notes at any time at the redemption prices described under “—Optional Redemption of the 4.000% Notes.”

RELX Capital may also redeem all, but not part, of the 4.000% Notes upon the occurrence of certain tax events at the redemption prices described under “—Optional Redemption for Tax Reasons.”

The 4.000% Notes do not provide for any sinking fund.

Maturity and Interest

The 4.000% Notes will mature on March 18, 2029 and bear interest at a rate of 4.000% per annum.

Interest payments on the 4.000% Notes are paid semi-annually on March 18 and September 18 of each year, to holders of record at the close of business on the March 3 and September 3 immediately preceding the applicable interest payment date (whether or not such record date is a Business Day as defined below) and on the maturity date. We calculate the amount of interest payable on the 4.000% Notes on the basis of a 360-day year of twelve 30-day months. If the date on which a payment of interest or principal on the 4.000% Notes is scheduled to be paid is not a Business Day, then that interest or principal will be paid on the next succeeding Business Day but no further interest will be paid in respect of the delay in such payment.

“Business Day” for purposes of the 4.000% Notes means a day other than a Saturday, Sunday or other day on which banking institutions in New York City or London are authorized or obligated by law, regulation or executive order to close.

Guarantee

RELX PLC has agreed unconditionally and irrevocably to guarantee the due and punctual payment of the principal of, premium (if any), interest and all other amounts in respect of the 4.000% Notes as and when they will become due and payable, whether at the stated maturity, upon redemption or when accelerated in accordance with the provisions of the 4.000% Notes and the Indenture. The Guarantee is a direct, unconditional, unsubordinated and unsecured obligation of RELX PLC and ranks at least equally with all other unsecured and unsubordinated obligations of RELX PLC, subject, in the case of insolvency, to laws of general applicability relating to or affecting creditors’ rights.

The Guarantee may be enforced against RELX PLC, in the event of a default in payment with respect to the 4.000% Notes issued by RELX Capital, without making prior demand upon or seeking to enforce remedies against RELX Capital or other persons. The Guarantee of RELX PLC is endorsed on each of the 4.000% Notes issued by RELX Capital.

Optional Redemption of the 4.000% Notes

Prior to December 18, 2028, the 4.000% Notes may be redeemed, in whole or in part, at the option of RELX Capital, at any time or from time to time, on notice given not more than 60 days nor less than 15 days, prior to the date of redemption at a redemption price equal to the greater of:

•	100% of the principal amount of the 4.000% Notes being redeemed; and

•

the present value of the Remaining Scheduled Payments (as defined below) on the 4.000% Notes being redeemed on the redemption date, discounted to the date of redemption, on a semi-annual basis, at the Treasury Rate plus 25 basis points.

On or after December 18, 2028, the 4.000% Notes may be redeemed, in whole or in part, at the option of RELX Capital, at any time or from time to time, on notice given not more than 60 days nor less than 15 days, prior to the date of redemption, at a redemption price equal to 100% of the principal amount of the 4.000% Notes to be redeemed.

If RELX Capital elects to redeem any 4.000% Notes pursuant to the above paragraphs, it will also pay accrued and unpaid interest, if any, to, but excluding, the date of redemption, subject to the rights of holders of 4.000% Notes on the relevant record date to receive interest due on the relevant interest payment date. In determining the redemption price and accrued interest, interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the 4.000% Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such 4.000% Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of all Reference Treasury Dealer Quotations for such redemption date; or (2) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Primary Treasury Dealer” means a primary United States government securities dealer in the United States.

“Quotation Agent” means the Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means (i) J.P. Morgan Securities LLC, SG Americas Securities, LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC (or their affiliates that are Primary Treasury Dealers) and a Primary Treasury Dealer selected by Santander Investment Securities Inc. and, in each case, their successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealers we select.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 3:30 p.m. (New York City time) on the third Business Day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to the 4.000% Notes, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to actual or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

If less than all of the 4.000% Notes are to be redeemed at any time, 4.000% Notes for redemption will be selected in accordance with the procedures of DTC or on a pro rata basis. No 4.000% Notes with a principal balance of $1,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder of 4.000% Notes upon cancellation of the original Note. 4.000% Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on 4.000% Notes or portions of 4.000% Notes called for redemption unless we default in the payment of the redemption price.

We may at any time, and from time to time, purchase 4.000% Notes at any price or prices in the open market or otherwise.

Optional Redemption for Tax Reasons

The 4.000% Notes may be redeemed, at the option of RELX Capital in whole, but not in part, at 100% of the principal amount, together with accrued and unpaid interest, if any, to, but excluding, the redemption date if, as a result of any change in, or amendment to, the laws, regulations, rulings or treaties of a Relevant Taxing Jurisdiction (as defined below), or any change in official position regarding application or interpretation of those laws, regulations, rulings or treaties (including a holding by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the original issue date with respect to the 4.000% Notes (or if a jurisdiction becomes a Relevant Taxing Jurisdiction after the original issue date, the date on which such jurisdiction became a Relevant Taxing Jurisdiction under the Indenture), RELX Capital or RELX PLC, as the case may be, would, on the occasion of the next payment of principal or interest in respect of the 4.000% Notes, be obligated, in making that payment, to pay additional amounts as described under the heading “—Payment of Additional Amounts” below and that obligation cannot be avoided by RELX Capital or RELX PLC, individually or together, taking reasonable measures available to them.

The 4.000% Notes may also be redeemed, at the option of RELX Capital, in whole, but not in part, at a “make- whole” redemption price (to be calculated in a manner consistent with the first paragraph under the heading “—Optional Redemption of the 4.000% Notes”), together with accrued and unpaid interest, if any, to, but excluding, the redemption date, if, as a result of any change in, or amendment to, the Code (as defined below under the heading “—

Payment of Additional Amounts”) or any of its regulations, rulings or official interpretations, which change or amendment is enacted or adopted and becomes effective on or after the original issue date with respect to the 4.000% Notes, the deductibility of interest payments on the 4.000% Notes or the timing thereof would be affected in any manner which is then adverse to RELX Capital and that effect cannot be avoided by RELX Capital or RELX PLC, individually or together, taking reasonable measures available to them.

Redemption Procedures

Notices of redemption will be mailed by first-class mail in respect of certificated, non-global notes or delivered electronically if a global note held by DTC in accordance with DTC’s customary procedures at least 15 but not more than 60 days before the redemption date to each holder of 4.000% Notes to be redeemed, except that redemption notices may be mailed (or delivered electronically) more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the 4.000% Notes or a satisfaction and discharge of the Indenture. We may provide in such notice that payment of the redemption price and performance of our obligations with respect to such redemption may be performed by another person.

Payment of Additional Amounts

All payments of principal, premium (if any) and interest in respect of the 4.000% Notes or the Guarantee will be made free and clear of, and without withholding or deduction for, any taxes, assessments, duties or governmental charges of whatever nature imposed, levied or collected by or within a Relevant Taxing Jurisdiction (as defined below), unless that withholding or deduction is required by law.

The Indenture provides that if withholding or deduction is required by law, then RELX Capital or RELX PLC, as the case may be, will pay to the holder of any Note additional amounts as may be necessary in order that every net payment of principal of (and premium, if any, on) and interest, if any, on that Note after deduction or other withholding for or on account of any present or future tax, assessment, duty or other governmental charge of any nature whatsoever imposed, levied or collected by or on behalf of the jurisdiction under the laws of which RELX Capital or RELX PLC, as the case may be, is organized or resident for tax purposes (or any political subdivision or taxing authority of or in that jurisdiction having power to tax), or any jurisdiction from or through which any amount is paid by RELX Capital or RELX PLC, as the case may be (or any political subdivision or taxing authority of or in that jurisdiction having power to tax) (each a “Relevant Taxing Jurisdiction”), will not be less than the amount provided for in any Note to be then due and payable; provided, however, that RELX Capital or RELX PLC, as the case may be, will not be required to make any payment of additional amounts for or on account of:

•	any tax, assessment, duty or other governmental charge which would not have been imposed but for:

•

the existence of any present or former connection (other than the mere acquisition, ownership or holding of, or the receipt of payment or the exercise or enforcement of rights in respect of, the 4.000% Notes) between that holder (or between a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over that holder, if that holder is an estate, trust, partnership or corporation or any person other than the holder to which that Note or any amount payable on that Note is attributable for the purpose of that tax, assessment or charge) and a Relevant Taxing Jurisdiction, including, without limitation, that holder (or fiduciary, settlor, beneficiary, member, shareholder or possessor or person other than the holder) being or having been a citizen or resident of a Relevant Taxing Jurisdiction or being or having been present or engaged in a trade or business in a Relevant Taxing Jurisdiction, or having or having had a permanent establishment in a Relevant Taxing Jurisdiction; or

•

the presentation of a Note (where presentation is required) for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment was duly provided for, whichever occurred later except to the extent that the holder would have been entitled to additional amounts on presenting that Note for payment on or before the thirtieth day;

•	any estate, inheritance, gift, sale, transfer or personal property tax, assessment or other governmental charge of a similar nature;

•

any tax, assessment, duty or other governmental charge that is imposed or withheld by reason of the failure by that holder or any other person mentioned in the first bullet above to comply, after reasonable notice (at least 30 days before any such withholding would be payable), with a request of RELX Capital or RELX PLC, as the case may be, addressed to that holder or that other person to provide information concerning the nationality, residence or identity of that holder or that other person, or to make any declaration or other similar claim or satisfy any reporting requirement, which is in either case required by a statute, treaty or regulation of the Relevant Taxing Jurisdiction, as a precondition to exemption from or reduction of that tax, assessment or other governmental charge;

•

any tax, assessment, duty or other governmental charge imposed by reason of that holder’s past or present status as a passive foreign investment company, a controlled foreign corporation or personal holding company with respect to the United States, or as a corporation which accumulates earnings to avoid United States federal income tax;

•	any tax, assessment, duty or other governmental charge imposed on interest received by:

•

a 10% shareholder (as defined in Section 871(h)(3)(B) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and the regulations that may be promulgated thereunder) of RELX Capital;

•	a controlled foreign corporation related to RELX Capital within the meaning of Section 864(d)(4) of the Code; or

•	a bank receiving interest described in Section 881(c)(3)(A) of the Code;

•

any Note that is presented for payment by or on behalf of a resident of a member state of the European Union who would have been able to avoid any withholding or deduction by presenting the relevant Note to another paying agent in a member state of the European Union;

•

any tax, assessment, duty or other governmental charge required to be withheld or deducted under Sections 1471 through 1474 of the Code (or any amended or successor version of such Sections) (“FATCA”), any regulations or other guidance thereunder, any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA; or

•	any combination of the seven above items,

nor will additional amounts be paid with respect to:

•	any tax, assessment, duty or other governmental charge that is payable other than by deduction or withholding from payments on the 4.000% Notes; or

•

any payment to any holder which is a fiduciary or a partnership or other than the sole beneficial owner of that Note to the extent a beneficiary or settlor with respect to that fiduciary or a member of that partnership or the beneficial owner would not have been entitled to those additional amounts had it been the holder of that Note.

RELX Capital and RELX PLC will pay any present or future stamp, court or documentary taxes, or any other excise, property or similar taxes, assessments or other charges that arise in a Relevant Taxing Jurisdiction from the execution, delivery, registration or enforcement of any 4.000% Notes, Guarantee or the Indenture, or any other document or instrument in relation thereto (other than a transfer of the 4.000% Notes other than the initial resale of the 4.000% Notes), and RELX Capital and RELX PLC agree to indemnify the trustee and the holders for any such amounts paid by the trustee and such holders. The foregoing obligations of this paragraph will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to RELX Capital or RELX PLC is organized or any political subdivision or taxing authority or agency thereof or therein.

Change of Control—Offer to Repurchase Upon Change of Control Triggering Event

If a Change of Control Triggering Event (as defined below) occurs, unless we have delivered notice of redemption in respect of the 4.000% Notes as described above, we will be required to make an offer to repurchase all, or, at the holder’s option, any part (equal to $1,000 and integral multiples of $1,000 in excess thereof), of each holder’s 4.000% Notes pursuant to the offer described below (the “Change of Control Offer”), on the terms set forth in the 4.000% Notes. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the principal amount of any 4.000% Notes repurchased plus accrued and unpaid interest, if any, on such 4.000% Notes repurchased, to, but excluding, the date of repurchase, referred to as the Change of Control Payment.

Within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, we will deliver written notice to the holders of the 4.000% Notes, with a copy to the trustee for the 4.000% Notes, describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the 4.000% Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given, referred to as the Change of Control Payment Date, pursuant to the procedures required by the 4.000% Notes and described in such notice.

The notice will, if given prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

On the Business Day immediately preceding the Change of Control Payment Date, we will be required, to the extent lawful, to deposit with the paying agent an amount equal to the Change of Control Payment in respect of all 4.000% Notes or portions of 4.000% Notes properly tendered.

On the Change of Control Payment Date, we will be required to the extent lawful to:

•	accept for payment all 4.000% Notes or portions of 4.000% Notes properly tendered pursuant to the Change of Control Offer on the Change of Control Payment Date; and

•

deliver or cause to be delivered to the trustee the 4.000% Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of 4.000% Notes or portions of 4.000% Notes being purchased by us.

We will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third-party purchases all 4.000% Notes properly tendered and not withdrawn under its offer.

If 80% or more in nominal amount of the 4.000% Notes then outstanding have been redeemed or purchased hereunder pursuant to a Change of Control Offer, RELX Capital may, at its option, on not less than 30 or more than 60 days’ notice to the holders of 4.000% Notes given within 30 days after the Change of Control Payment Date, redeem or purchase (or procure the purchase of) the remaining outstanding 4.000% Notes in their entirety at 101% of their principal amount plus interest accrued to, but excluding, the date of such redemption or purchase.

For purposes of the repurchase provisions of the 4.000% Notes, the following terms will be applicable:

“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) acquires shares in the Guarantor to which attach more than 50% of the voting rights attaching to the issued share capital of the Guarantor; provided that a Change of Control shall be deemed not to have occurred if a new holding company acquires the entire issued share capital of the Guarantor and (A) such holding company has substantially the same shareholders as the Guarantor and those shareholders acquired the shares or economic interests in the holding company in substantially the same proportion as they hold shares or economic interests in the Guarantor prior to the holding company so acquiring the share capital of the Guarantor and (B) the Guarantor is a wholly-owned (directly or indirectly) subsidiary of such holding company; or (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of the subsidiaries and joint ventures of the Guarantor, taken as a whole, to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) (other than an affiliate of the Guarantor).

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Fitch” means Fitch Ratings Ltd. and its successors.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P, BBB- (or the equivalent) by Fitch, and the equivalent investment grade credit rating from any Substitute Rating Agency or Rating Agencies selected by us.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agencies” means (a) each of Moody’s, S&P and Fitch; and (b) if any of the Rating Agencies ceases to rate the 4.000% Notes or fails to make a rating of the 4.000% Notes publicly available for reasons outside of our control, a Substitute Rating Agency.

“Rating Event” means the rating on the 4.000% Notes is lowered by each of the Rating Agencies and the 4.000% Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day during the period commencing 60 days prior to the first public announcement of any Change of Control and ending 60 days following the consummation of such Change of Control (which 60-day period will be extended following consummation of a Change of Control for so long as the rating of the 4.000% Notes is under publicly announced consideration for a possible downgrade by any Rating Agencies); provided, however, that a Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if such Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Substitute Rating Agency” means “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by us (as certified by a resolution of the Board of Directors of the Guarantor) as a replacement for Moody’s, S&P or Fitch, or some or all of them, as the case may be, in accordance with the definition of “Rating Agencies.”

4. 3.000% Guaranteed Notes due 2030.

DESCRIPTION OF THE 3.000% NOTES DUE 2030 AND THE GUARANTEE

The following description of the terms and conditions of RELX Capital’s above referenced debt securities and the guarantee by RELX PLC is based on and qualified by the Indenture, dated as of May 9, 1995, among RELX Capital, as issuer, RELX PLC, as guarantor and The Bank of New York Mellon, as trustee, principal paying agent and securities registrar, as supplemented and amended (the “Indenture”) and the 3.000% Notes due 2030 (the “3.000% Notes”). For a complete description of the terms and provision of the Notes, please refer to the Indenture and the form of the 3.000% Notes filed as Exhibit 99.2 to RELX PLC’s Report on Form 6-K (No. 001-13334) filed on May 22, 2020.

General

The 3.000% Notes constitute senior unsecured debt obligations of RELX Capital and rank equally with all of the existing and future senior, unsecured and unsubordinated debt of RELX Capital. The 3.000% Notes were issued as separate series of debt securities in registered form under the Indenture, dated as of May 9, 1995, as amended, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Bank of New York Mellon with its principal address at 240 Greenwich Street, New York, New York 10286 serves as trustee, transfer agent, registrar and paying agent with respect to the 3.000% Notes.

The 3.000% Notes initially are limited to $750,000,000 aggregate principal amount. RELX Capital may, without giving notice to or seeking the consent of any of the holders of the 3.000% Notes, create and issue additional debt securities having the same interest rate, maturity and other terms (except for the issue date, the public offering price and the first interest payment date) as, and ranking equally and ratably with the 3.000% Notes. Any additional debt securities having such similar terms, together with the 3.000% Notes, will constitute a single series of securities under the Indenture, including for purposes of voting and redemptions, and any additional debt securities issued as part of the same series as the 3.000% Notes will either be fungible with the 3.000% Notes for United States federal income tax purposes or be issued under a separate CUSIP number.

RELX Capital may redeem some or all of the 3.000% Notes at any time at the redemption prices described under “—Optional Redemption of the 3.000% Notes.”

RELX Capital may also redeem all, but not part, of the 3.000% Notes upon the occurrence of certain tax events at the redemption prices described under “—Optional Redemption for Tax Reasons.”

The 3.000% Notes do not provide for any sinking fund.

Maturity and Interest

The 3.000% Notes will mature on May 22, 2030 and bear interest at a rate of 3.000% per annum.

Interest payments on the 3.000% Notes are paid semi-annually on May 22 and November 22 of each year, to holders of record at the close of business on the May 7 and November 7 immediately preceding the applicable interest payment date (whether or not such record date is a Business Day as defined below) and on the maturity date. We calculate the amount of interest payable on the 3.000% Notes on the basis of a 360-day year of twelve 30-day months. If the date on which a payment of interest or principal on the 3.000% Notes is scheduled to be paid is not a Business Day, then that interest or principal will be paid on the next succeeding Business Day but no further interest will be paid in respect of the delay in such payment.

“Business Day” for purposes of the 3.000% Notes means a day other than a Saturday, Sunday or other day on which banking institutions in New York City or London are authorized or obligated by law, regulation or executive order to close.

Guarantee

RELX PLC has agreed unconditionally and irrevocably to guarantee the due and punctual payment of the principal of, premium (if any), interest and all other amounts in respect of the 3.000% Notes as and when they will become due and payable, whether at the stated maturity, upon redemption or when accelerated in accordance with the provisions of the 3.000% Notes and the Indenture. The Guarantee is a direct, unconditional, unsubordinated and unsecured obligation of RELX PLC and ranks at least equally with all other unsecured and unsubordinated obligations of RELX PLC, subject, in the case of insolvency, to laws of general applicability relating to or affecting creditors’ rights.

The Guarantee may be enforced against RELX PLC, in the event of a default in payment with respect to the 3.000% Notes issued by RELX Capital, without making prior demand upon or seeking to enforce remedies against RELX Capital or other persons. The Guarantee of RELX PLC is endorsed on each of the 3.000% Notes issued by RELX Capital.

Optional Redemption of the 3.000% Notes

Prior to February 22, 2030, the 3.000% Notes may be redeemed, in whole or in part, at the option of RELX Capital, at any time or from time to time, on notice given not more than 60 days nor less than 10 days, prior to the date of redemption at a redemption price equal to the greater of:

•	100% of the principal amount of the 3.000% Notes being redeemed; and

•

the present value of the Remaining Scheduled Payments (as defined below) on the 3.000% Notes being redeemed on the redemption date, discounted to the date of redemption, on a semi-annual basis, at the Treasury Rate plus 40 basis points.

On or after February 22, 2030, the 3.000% Notes may be redeemed, in whole or in part, at the option of RELX Capital, at any time or from time to time, on notice given not more than 60 days nor less than 10 days, prior to the date of redemption, at a redemption price equal to 100% of the principal amount of the 3.000% Notes to be redeemed.

If RELX Capital elects to redeem any 3.000% Notes pursuant to the above paragraphs, it will also pay accrued and unpaid interest, if any, to, but excluding, the date of redemption, subject to the rights of holders of 3.000% Notes on the relevant record date to receive interest due on the relevant interest payment date. In determining the redemption price and accrued interest, interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the 3.000% Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such 3.000% Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of all Reference Treasury Dealer Quotations for such redemption date; or (2) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Primary Treasury Dealer” means a primary United States government securities dealer in the United States.

“Quotation Agent” means the Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means each of any four Primary Treasury Dealers we select.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 3:30 p.m. (New York City time) on the third Business Day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to the 3.000% Notes, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to actual or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

If less than all of the 3.000% Notes are to be redeemed at any time, 3.000% Notes for redemption will be selected in accordance with the procedures of DTC or on a pro rata basis. No 3.000% Notes with a principal balance of $1,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder of 3.000% Notes upon cancellation of the original Note. 3.000% Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on 3.000% Notes or portions of 3.000% Notes called for redemption unless we default in the payment of the redemption price.

We may at any time, and from time to time, purchase 3.000% Notes at any price or prices in the open market or otherwise.

Optional Redemption for Tax Reasons

The 3.000% Notes may be redeemed, at the option of RELX Capital in whole, but not in part, at 100% of the principal amount, together with accrued and unpaid interest, if any, to, but excluding, the redemption date if, as a result of any change in, or amendment to, the laws, regulations, rulings or treaties of a Relevant Taxing Jurisdiction (as defined below), or any change in official position regarding application or interpretation of those laws, regulations, rulings or treaties (including a holding by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the original issue date with respect to the 3.000% Notes (or if a jurisdiction becomes a Relevant Taxing Jurisdiction after the original issue date, the date on which such jurisdiction became a Relevant Taxing Jurisdiction under the Indenture), RELX Capital or RELX PLC, as the case may be, would, on the occasion of the next payment of principal or interest in respect of the 3.000% Notes, be obligated, in making that payment, to pay additional amounts as described under the heading “—Payment of Additional Amounts” below and that obligation cannot be avoided by RELX Capital or RELX PLC, individually or together, taking reasonable measures available to them.

The 3.000% Notes may also be redeemed, at the option of RELX Capital, in whole, but not in part, at a “make- whole” redemption price (to be calculated in a manner consistent with the first paragraph under the heading “—Optional Redemption of the 3.000% Notes”), together with accrued and unpaid interest, if any, to, but excluding, the redemption date, if, as a result of any change in, or amendment to, the Code (as defined below under the heading “—Payment of Additional Amounts”) or any of its regulations, rulings or official interpretations, which change or amendment is enacted or adopted and becomes effective on or after the original issue date with respect to the 3.000% Notes, the deductibility of interest payments on the 3.000% Notes or the timing thereof would be affected in any manner which is then adverse to RELX Capital and that effect cannot be avoided by RELX Capital or RELX PLC, individually or together, taking reasonable measures available to them.

Redemption Procedures

Notices of redemption will be mailed by first-class mail in respect of certificated, non-global notes or delivered electronically if a global note held by DTC in accordance with DTC’s customary procedures at least 10 but not more than 60 days (or, in the case of a redemption following a Change of Control Offer as described under the heading “—Change of Control—Offer to Repurchase Upon Change of Control Triggering Event,” at least 30 but not more than 60 days) before the redemption date to each holder of 3.000% Notes to be redeemed, except that redemption notices may be mailed (or delivered electronically) more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the 3.000% Notes or a satisfaction and discharge of the Indenture. We may provide in such notice that payment of the redemption price and performance of our obligations with respect to such redemption may be performed by another person.

Payment of Additional Amounts

All payments of principal, premium (if any) and interest in respect of the 3.000% Notes or the Guarantee will be made free and clear of, and without withholding or deduction for, any taxes, assessments, duties or governmental charges of whatever nature imposed, levied or collected by or within a Relevant Taxing Jurisdiction (as defined below), unless that withholding or deduction is required by law.

The Indenture provides that if withholding or deduction is required by law, then RELX Capital or RELX PLC, as the case may be, will pay to the holder of any Note additional amounts as may be necessary in order that every net payment of principal of (and premium, if any, on) and interest, if any, on that Note after deduction or other withholding for or on account of any present or future tax, assessment, duty or other governmental charge of any nature whatsoever imposed, levied or collected by or on behalf of the jurisdiction under the laws of which RELX Capital or RELX PLC, as the case may be, is organized or resident for tax purposes (or any political subdivision or taxing authority of or in that jurisdiction having power to tax), or any jurisdiction from or through which any amount is paid by RELX Capital or RELX PLC, as the case may be (or any political subdivision or taxing authority of or in that jurisdiction having power to tax) (each a “Relevant Taxing Jurisdiction”), will not be less than the amount provided for in any Note to be then due and payable; provided, however, that RELX Capital or RELX PLC, as the case may be, will not be required to make any payment of additional amounts for or on account of:

•	any tax, assessment, duty or other governmental charge which would not have been imposed but for:

•

the existence of any present or former connection (other than the mere acquisition, ownership or holding of, or the receipt of payment or the exercise or enforcement of rights in respect of, the 3.000% Notes) between that holder (or between a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over that holder, if that holder is an estate, trust, partnership or corporation or any person other than the holder to which that Note or any amount payable on that Note is attributable for the purpose of that tax, assessment or charge) and a Relevant Taxing Jurisdiction, including, without limitation, that holder (or fiduciary, settlor, beneficiary, member, shareholder or possessor or person other than the holder) being or having been a citizen or resident of a Relevant Taxing Jurisdiction or being or having been present or engaged in a trade or business in a Relevant Taxing Jurisdiction, or having or having had a permanent establishment in a Relevant Taxing Jurisdiction; or

•

the presentation of a Note (where presentation is required) for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment was duly provided for, whichever occurred later except to the extent that the holder would have been entitled to additional amounts on presenting that Note for payment on or before the thirtieth day;

•	any estate, inheritance, gift, sale, transfer or personal property tax, assessment or other governmental charge of a similar nature;

•

any tax, assessment, duty or other governmental charge that is imposed or withheld by reason of the failure by that holder or any other person mentioned in the first bullet above to comply, after reasonable notice (at least 30 days before any such withholding would be payable), with a request of RELX Capital or RELX PLC, as the case may be, addressed to that holder or that other person to provide information concerning the nationality, residence or identity of that holder or that other person, or to make any declaration or other similar claim or satisfy any reporting requirement, which is in either case required by a statute, treaty or regulation of the Relevant Taxing Jurisdiction, as a precondition to exemption from or reduction of that tax, assessment or other governmental charge;

•

any tax, assessment, duty or other governmental charge imposed by reason of that holder’s past or present status as a passive foreign investment company, a controlled foreign corporation or personal holding company with respect to the United States, or as a corporation which accumulates earnings to avoid United States federal income tax;

•	any tax, assessment, duty or other governmental charge imposed on interest received by:

•

a 10% shareholder (as defined in Section 871(h)(3)(B) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and the regulations that may be promulgated thereunder) of RELX Capital;

•	a controlled foreign corporation related to RELX Capital within the meaning of Section 864(d)(4) of the Code; or

•	a bank receiving interest described in Section 881(c)(3)(A) of the Code;

•

any Note that is presented for payment by or on behalf of a resident of a member state of the European Union who would have been able to avoid any withholding or deduction by presenting the relevant Note to another paying agent in a member state of the European Union;

•

any tax, assessment, duty or other governmental charge required to be withheld or deducted under Sections 1471 through 1474 of the Code (or any amended or successor version of such Sections) (“FATCA”), any regulations or other guidance thereunder, any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA; or

•	any combination of the seven above items,

nor will additional amounts be paid with respect to:

•	any tax, assessment, duty or other governmental charge that is payable other than by deduction or withholding from payments on the 3.000% Notes; or

•

any payment to any holder which is a fiduciary or a partnership or other than the sole beneficial owner of that Note to the extent a beneficiary or settlor with respect to that fiduciary or a member of that partnership or the beneficial owner would not have been entitled to those additional amounts had it been the holder of that Note.

RELX Capital and RELX PLC will pay any present or future stamp, court or documentary taxes, or any other excise, property or similar taxes, assessments or other charges that arise in a Relevant Taxing Jurisdiction from the execution, delivery, registration or enforcement of any 3.000% Notes, Guarantee or the Indenture, or any other document or instrument in relation thereto (other than a transfer of the 3.000% Notes other than the initial resale of the 3.000% Notes), and RELX Capital and RELX PLC agree to indemnify the trustee and the holders for any such amounts paid by the trustee and such holders. The foregoing obligations of this paragraph will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to RELX Capital or RELX PLC is organized or any political subdivision or taxing authority or agency thereof or therein.

Change of Control—Offer to Repurchase Upon Change of Control Triggering Event

If a Change of Control Triggering Event (as defined below) occurs, unless we have delivered notice of redemption in respect of the 3.000% Notes as described above, we will be required to make an offer to repurchase all, or, at the holder’s option, any part (equal to $1,000 and integral multiples of $1,000 in excess thereof), of each holder’s 3.000% Notes pursuant to the offer described below (the “Change of Control Offer”), on the terms set forth in the 3.000% Notes. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the principal amount of any 3.000% Notes repurchased plus accrued and unpaid interest, if any, on such 3.000% Notes repurchased, to, but excluding, the date of repurchase, referred to as the Change of Control Payment.

Within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, we will deliver written or electronic notice to the holders of the 3.000% Notes, with a copy to the trustee for the 3.000% Notes, describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the 3.000% Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given, referred to as the Change of Control Payment Date, pursuant to the procedures required by the 3.000% Notes and described in such notice.

The notice will, if given prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

On the Business Day immediately preceding the Change of Control Payment Date, we will be required, to the extent lawful, to deposit with the paying agent an amount equal to the Change of Control Payment in respect of all 3.000% Notes or portions of 3.000% Notes properly tendered.

On the Change of Control Payment Date, we will be required to the extent lawful to:

•	accept for payment all 3.000% Notes or portions of 3.000% Notes properly tendered pursuant to the Change of Control Offer on the Change of Control Payment Date; and

•

deliver or cause to be delivered to the trustee the 3.000% Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of 3.000% Notes or portions of 3.000% Notes being purchased by us.

We will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third-party purchases all 3.000% Notes properly tendered and not withdrawn under its offer.

If 80% or more in nominal amount of the 3.000% Notes then outstanding have been redeemed or purchased hereunder pursuant to a Change of Control Offer, RELX Capital may, at its option, on not less than 30 or more than 60 days’ notice to the holders of 3.000% Notes given within 30 days after the Change of Control Payment Date, redeem or purchase (or procure the purchase of) the remaining outstanding 3.000% Notes in their entirety at 101% of their principal amount plus interest accrued to, but excluding, the date of such redemption or purchase.

For purposes of the repurchase provisions of the 3.000% Notes, the following terms will be applicable:

“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) acquires shares in the Guarantor to which attach more than 50% of the voting rights attaching to the issued share capital of the Guarantor; provided that a Change of Control shall be deemed not to have occurred if a new holding company acquires the entire issued share capital of the Guarantor and

(A) such holding company has substantially the same shareholders as the Guarantor and those shareholders acquired the shares or economic interests in the holding company in substantially the same proportion as they hold shares or economic interests in the Guarantor prior to the holding company so acquiring the share capital of the Guarantor and (B) the Guarantor is a wholly-owned (directly or indirectly) subsidiary of such holding company; or (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of the subsidiaries and joint ventures of the Guarantor, taken as a whole, to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) (other than an affiliate of the Guarantor).

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Fitch” means Fitch Ratings Ltd. and its successors.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P, BBB- (or the equivalent) by Fitch, and the equivalent investment grade credit rating from any Substitute Rating Agency or Rating Agencies selected by us.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agencies” means (a) each of Moody’s, S&P and Fitch; and (b) if any of the Rating Agencies ceases to rate the 3.000% Notes or fails to make a rating of the 3.000% Notes publicly available for reasons outside of our control, a Substitute Rating Agency.

“Rating Event” means the rating on the 3.000% Notes is lowered by each of the Rating Agencies and the 3.000% Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day during the period commencing 60 days prior to the first public announcement of any Change of Control and ending 60 days following the consummation of such Change of Control (which 60-day period will be extended following consummation of a Change of Control for so long as the rating of the 3.000% Notes is under publicly announced consideration for a possible downgrade by any Rating Agencies); provided, however, that a Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if such Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Substitute Rating Agency” means “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by us (as certified by a resolution of the Board of Directors of the Guarantor) as a replacement for Moody’s, S&P or Fitch, or some or all of them, as the case may be, in accordance with the definition of “Rating Agencies.”

Covenants

The date referred to in the first parenthetical in the first paragraph under the heading “Covenants of RELX Capital and the Guarantor—Limitation on Sale and Leaseback Transactions” in Item 5 “General Terms Applicable to each series of Notes” is the original issue date of the 3.000% Notes.

The parenthetical in the third bullet point in the definition of the term “Indebtedness” under the heading “Covenants of RELX Capital and the Guarantor—Limitation on Sale and Leaseback Transactions” in Item 5 “General Terms Applicable to each series of Notes” is replaced in its entirety with the following: “(as determined in accordance with IFRS, as in effect immediately prior to the adoption of IFRS 16—“Leases”)”.

5. General Terms Applicable to each series of Notes.

Unless otherwise indicated in the prospectus supplement relating to the debt securities of a series, the provisions of the indenture and the debt securities do not afford holders of the debt securities protection in the event of a highly leveraged or other transaction, if any, involving RELX Capital or the guarantor which might adversely affect the holders of the debt securities.

Repurchase

Subject to applicable law (including U.S. federal securities law), RELX Capital, the guarantor or any subsidiary of the guarantor (as defined below under “—Covenants of RELX Capital and the Guarantor”) may at any time repurchase debt securities of any series in any manner and at any price. Debt securities of a series repurchased by RELX Capital, the guarantor or any subsidiary of the guarantor may be held, resold or surrendered by that purchaser through RELX Capital, to the trustee or any paying agent appointed by RELX Capital with respect to those debt securities for cancellation.

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of (and premium, if any, on) and interest, if any, on debt securities (other than a global security) will be made at the office of that paying agent or paying agents as RELX Capital or the guarantor may designate from time to time, except that, at the option of RELX Capital, payment of any interest may be made:

•	by transfer to an account maintained with a bank by the person entitled to that interest as specified in that securities register; or

•	by check mailed or delivered to the address of the person entitled to that interest at the address that appears in the register for debt securities of any series.

Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on debt securities which is payable, and is punctually paid or duly provided for, on any interest payment date will be made to the person in whose name that debt security is registered at the close of business on the regular record date for that interest payment; provided, however, that interest, if any, payable at maturity will be payable to the person to whom the principal is payable.

Unless otherwise indicated in an applicable prospectus supplement, The Bank of New York Mellon will act as the paying agent for each series of debt securities.

Unless otherwise indicated in an applicable prospectus supplement, the principal office of the paying agent in The City of New York will be designated as the sole paying agency of RELX Capital and the guarantor for payments with respect to debt securities. Any other paying agents outside the United States and any other paying agents in the United States initially designated by RELX Capital or the guarantor, as the case may be, for the debt securities of a series will be named in the related prospectus supplement. RELX Capital or the guarantor may at any time appoint additional paying agents, rescind the appointment of any paying agent or approve a change in the office through which any paying agent acts, except that RELX Capital and the guarantor will be required to maintain a paying agent in each place of payment for a series.

All moneys paid by RELX Capital or the guarantor to the trustee or any paying agent for the debt securities of any series, or then held by RELX Capital or the guarantor, in trust for the payment of principal of (and premium, if any, on) and interest, if any, on any debt security or in respect of any other additional payments which remain unclaimed at the end of two years after that principal (and premium, if any), and interest, if any, or additional payments will have become due and payable will (subject to applicable laws) be repaid to RELX Capital or the guarantor, as the case may be, on issuer request or guarantor request or (if then held by RELX Capital or the guarantor) will be discharged from that trust; and the holder of that debt security will thereafter, as an unsecured general creditor, look only to RELX Capital (or to the guarantor pursuant to its guarantee) for payment.

Events of Default

Unless otherwise specified in an applicable prospectus supplement, an “event of default” with respect to each series of debt securities means any one of the following events:

•

RELX Capital defaults in payment or prepayment of all or any part of the principal of any debt security or any prepayment charge or interest (which default, in the case of interest only, has continued for a period of 30 days or more) on the debt securities when they have become due and payable, whether at stated maturity, by acceleration, by notice of redemption or otherwise;

•

except as provided in the preceding paragraph, RELX Capital or the guarantor fails to perform or observe any of its obligations under the Indenture or the guarantee, as the case may be (other than an obligation included in the Indenture solely for the benefit of any series of debt securities other than that series), or the debt securities of that series and that failure continues for a period of more than 60 days after the date on which there has been given, by registered or certified mail, to RELX Capital and the guarantor by the trustee or to RELX Capital, the guarantor and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series a written notice specifying the default or breach and requiring it to be remedied;

•

the maturity of any Indebtedness (as defined below) of RELX Capital or the guarantor in an aggregate principal amount of at least US$100,000,000 (or the equivalent in another currency) has been accelerated because of a default or any of that Indebtedness in an aggregate principal amount of at least US$100,000,000 (or the equivalent in another currency) has not been paid at final maturity (as extended by any applicable grace period) and, with respect to RELX Capital in any case described in this paragraph, the obligations of RELX Capital under that series of debt securities have not been assumed during the 90-day period following that acceleration or nonpayment by another Component Company (as defined below) wholly-owned by the guarantor;

•	RELX Capital has:

•	applied for or consented to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property;

•	made a general assignment for the benefit of its creditors;

•	commenced a voluntary case under the U.S. federal Bankruptcy Code;

•	filed a petition seeking to take advantage of any other law providing for the relief of debtors;

•	acquiesced in writing to any petition filed against it in an involuntary case under the Bankruptcy Code;

•	admitted in writing its inability to pay its debts generally as those debts become due;

•	taken any action under the laws of its jurisdiction of incorporation analogous to any of the foregoing; or

•	taken any requisite corporate action for the purpose of effecting any of the foregoing;

•	a proceeding or case has been commenced, without the application or consent of RELX Capital in any court of competent jurisdiction, seeking:

•	the liquidation, reorganization, dissolution, winding up, or composition or readjustment of RELX Capital’s debts;

•	the appointment of a trustee, receiver, custodian, liquidator or the like in respect of RELX Capital or in respect of all or any substantial part of its assets; or

•	similar relief, under any law providing for the relief of debtors;

and that proceeding or case has continued undismissed, or unstayed and in effect, for 90 days; or an order for relief has been entered in an involuntary case under the Bankruptcy Code against RELX Capital and that order remains undismissed, or unstayed and in effect, for 90 days; or action under the laws of the jurisdiction of incorporation of RELX Capital analogous to any of the foregoing has been taken with respect to RELX Capital and has continued undismissed, or unstayed and in effect, for 90 days; and in any case described in this paragraph, the obligations of RELX Capital under that series of debt securities have not been assumed during that 90-day period by another Component Company wholly-owned by the guarantor;

•	either:

•

an order for the winding up of the guarantor is made and is not set aside within 90 days of the date of that order or pursuant to an appeal lodged within 90 days of the date of that order, except an order for the winding up of the guarantor in connection with a transaction not otherwise prohibited under “—Covenants of RELX Capital and the Guarantor—Consolidation, Merger, Amalgamation, Sale, Lease or Conveyance of Assets” below;

•

an effective resolution is passed for the winding up of the guarantor, except a resolution passed for the winding up of the guarantor in connection with a transaction not otherwise prohibited under “—Covenants of RELX Capital and the Guarantor—Consolidation, Merger, Amalgamation, Sale, Lease or Conveyance of Assets” below;

•

the guarantor ceases to pay its debts or ceases to carry on its business or a major part of its business, except any cessation by the guarantor in connection with a transaction not otherwise prohibited under “—Covenants of RELX Capital and the Guarantor—Consolidation, Merger, Amalgamation, Sale, Lease or Conveyance of Assets” below;

•	an encumbrancer takes possession, or any administrative or other receiver or any manager is appointed, of the whole or any substantial part of the undertaking or assets of the guarantor;

•	a distress or execution is levied or enforced upon or sued out against all or any substantial part of the property of the guarantor, and, in each case, is not discharged within 90 days; or

•	the guarantor is deemed unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986, an English statute;

•	either:

•

the guarantee with respect to the guarantor cease to be in full force and effect for any reason whatsoever and a new guarantee with respect to the guarantor of substantially the same scope as the guarantee have not come into effect or the debt securities have not been redeemed in full or funds have not been set aside for redemption; or

•	the guarantor contests or denies in writing the validity or enforceability of any of its obligations under the guarantee; or

•	any other event of default provided with respect to the debt securities of that series.

If an event of default with respect to any particular series of debt securities occurs and is continuing, the trustee for the debt securities of that series or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may exercise any right, power or remedy permitted by law and will have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal amount (or, in the case of discounted securities, that lesser amount as may be provided for with respect to those debt securities) of (including premium, if any, on) all the debt securities of that series to be due and payable immediately, by a notice in writing to RELX Capital and the guarantor (and to the trustee if given by holders), and upon that declaration of acceleration that principal or that lesser amount, as the case may be, including premium, if any, together with any accrued interest and all other amounts owing will become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which have been expressly waived by RELX Capital and the guarantor. However, at any time after that declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee for the debt securities of any series, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul that acceleration.

Holders of debt securities of any series may not enforce the Indenture, the debt securities or the guarantee, except as described in the preceding paragraph; provided, that each holder of debt securities will have the right to institute suit for the enforcement of payment of the principal of (and premium, if any, on) and interest, if any, on those debt securities on their respective stated maturities as provided in the Indenture. The trustee may require indemnity satisfactory to it before it enforces the Indenture, the debt securities or the guarantee. Subject to certain limitations, holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the trustee in its exercise of any trust or power. RELX Capital and the guarantor will furnish the trustee with an annual certificate of certain of its officers certifying, to the best of their knowledge, whether RELX Capital or the guarantor is, or has been, in default and specifying the nature and status of that default. The Indenture provides that the trustee will, within 90 days after a responsible officer of the trustee has actual knowledge of the occurrence of a default with respect to the debt securities, give to the holders of the debt securities notice of any default unless that default has been cured or waived; provided that the trustee may withhold from holders of debt securities of any series notice of any continuing default (except a default in payment) if it determines in good faith that the withholding of that notice is in the interest of the holders.

Covenants of RELX Capital and the Guarantor

RELX Capital and the guarantor have also agreed that, so long as any of the debt securities are outstanding, it or they, as the case may be, will comply with the obligations set forth below.

Payment of Principal, Premium (if any) and Interest. RELX Capital will duly and punctually pay the principal of, premium, if any, interest, if any, and all other amounts due on the debt securities in accordance with their terms and the terms of the Indenture.

Ownership of RELX Capital. The guarantor will at all times own, directly or indirectly, all of the voting stock of RELX Capital.

Consolidation, Merger, Amalgamation, Sale, Lease or Conveyance of Assets. Neither RELX Capital nor the guarantor will, directly or indirectly, consolidate, merge or amalgamate with, or sell, lease or otherwise dispose of substantially all its assets to any other person unless:

•	no event of default and no event which, after the giving of notice or lapse of time or both, would become an event of default, will exist immediately before and immediately after that transaction;

•	either:

•	RELX Capital or the guarantor is the survivor of that transaction; or

•	if RELX Capital or the guarantor is not the survivor, the survivor is:

•

in the case of a transaction involving RELX Capital, a Component Company, all of whose voting stock is directly or indirectly owned by the guarantor and which is incorporated and existing under the laws of the United States or one of the States and that Component Company expressly assumes, by a supplemental Indenture that is executed and delivered to the trustee, in form reasonably satisfactory to that trustee, RELX Capital’s obligations under the debt securities, or

•

in the case of a transaction involving the guarantor, a corporation or other person which expressly assumes, by a supplemental Indenture that is executed and delivered to the trustee for each series of debt securities, in form reasonably satisfactory to each of those trustees, with any amendments or revisions necessary to take account of the jurisdiction in which that corporation or other person is organized (if other than the United Kingdom), the guarantor’s obligations under the guarantee; and

•

RELX Capital or the guarantor has delivered to the trustee a certificate signed by two duly authorized officers of RELX Capital or the guarantor and an opinion of counsel stating that the consolidation, merger, amalgamation, sale, lease or conveyance and the supplemental Indenture evidencing the assumption by a Component Company or corporation or other person comply with the Indenture and that all conditions precedent provided for in the Indenture relating to that transaction have been complied with.

Upon any consolidation, amalgamation or merger, or any conveyance, transfer or lease, the successor Component Company, corporation or person, as applicable, will succeed to, and be substituted for, and may exercise every right and power of, RELX Capital or the guarantor under the Indenture with the same effect as if that successor subsidiary or person has been named as RELX Capital or the guarantor, and thereafter, except in the case of a lease, the predecessor obligor will be relieved of all obligations and covenants under the Indenture, the debt securities or the related guarantee.

The guarantor may cause any Component Company, wholly-owned by the guarantor, which is a corporation organized and existing under the laws of the United States or one of the States to be substituted for RELX Capital, and to assume the obligations of RELX Capital (or any corporation which has previously assumed the obligations of RELX Capital) for the due and punctual payment of the principal of (and, premium, if any, on) and interest, if any, on the debt securities and the performance of every covenant of the Indenture and the debt securities on the part of RELX Capital to be performed or observed; provided that:

•

that Component Company will expressly assume those obligations by a supplemental Indenture, executed by that Component Company and delivered to the trustee for each series of debt securities, in form reasonably satisfactory to that trustee, and, if that Component Company assumes those obligations, the guarantor will, in that supplemental Indenture, confirm that its guarantee as guarantor will apply to that Component Company’s obligations under the debt securities and the Indenture, as so modified by that supplemental Indenture; and

•

immediately after giving effect to that assumption of obligations, no event of default with respect to any series of debt securities and no event which, after notice or lapse of time or both, would become an event of default, with respect to any series of debt securities will have occurred and be continuing.

Upon that assumption of obligations, that Component Company will succeed to, and be substituted for, and may exercise every right and power of, RELX Capital under the Indenture with respect to the debt securities with the same effect as if that Component Company had been named as the “issuer” under the Indenture, and the former issuer, or any successor corporation which will therefore have become RELX Capital in the manner prescribed in the Indenture, will be released from all liability as obligor upon the debt securities.

If the guarantor causes any Component Company all of whose voting stock is directly or indirectly owned by the guarantor to be substituted for RELX Capital in accordance with the terms and conditions of the debt securities, that substitution may constitute a deemed sale or exchange of the debt securities for U.S. federal income tax purposes. As a result, the holder of a debt security may recognize taxable gain or loss and may be required to include in income different amounts during the remaining term of that debt security than would have been included absent that substitution. If that substitution occurs, holders should consult their tax advisors regarding the tax consequences.

Limitations on Liens. The guarantor will not, nor will it permit any Restricted Company to, create or assume after the date of the Indenture any Lien securing Indebtedness other than:

•	Liens securing Indebtedness for which the guarantor or any Restricted Company is contractually obligated on that date;

•	Liens securing Indebtedness incurred in the ordinary course of business of the guarantor or any Restricted Company;

•	Liens securing Indebtedness incurred in connection with the financing of receivables of the guarantor or any Restricted Company;

•

Liens on Property acquired or leased after that date securing Indebtedness in amounts not exceeding the acquisition cost of that Property (provided that the Lien is created or assumed within 360 days after that acquisition or lease);

•

in the case of real estate owned on or acquired after that date which, on or after that date, is improved, Liens on that real estate and/or improvements securing Indebtedness in amounts not exceeding the cost of those improvements;

•

Liens on Property acquired after that date securing Indebtedness existing on that Property at the time of that acquisition (provided that the Lien has not been created or assumed in contemplation of that acquisition);

•

Liens securing Indebtedness of a corporation at the time it becomes a Component Company (provided that the Lien has not been created or assumed in contemplation of that corporation becoming a Component Company);

•	rights of set-off over deposits of the guarantor or any Restricted Company held by financial institutions;

•

Liens on Property of the guarantor or any Restricted Company in favor of any governmental authority of any jurisdiction securing the obligation of the guarantor or that Restricted Company pursuant to any contract or payment owed to that entity pursuant to applicable laws, regulations or statutes;

•

Liens securing industrial revenue, development or similar bonds issued by or for the benefit of the guarantor or any Restricted Company, provided that those industrial revenue, development or similar bonds are nonrecourse to the guarantor or that Restricted Company;

•	Liens in favor of the guarantor or of any other Component Company; and

•

extensions, renewals, refinancings or replacements of any Liens referred to above; provided that the outstanding principal amount of the obligation secured thereby at any time is not increased above the outstanding principal amount at any previous time and so long as any extension, renewal, refinancing or replacement of any Liens is limited to the property originally encumbered.

Notwithstanding the provisions set forth above, the guarantor or any Restricted Company may create or assume any Lien securing Indebtedness which would otherwise be subject to the foregoing restrictions provided that any of the following conditions is satisfied:

•

after giving effect to the Liens, Indebtedness secured by those Liens (not including Indebtedness secured by Liens permitted above) then outstanding does not exceed 15 percent of Adjusted Total of Capital and Reserves (as defined below); or

•

at the time the Lien is created or assumed, the debt securities or the obligations of the guarantor pursuant to its guarantee are equally and ratably secured with that Indebtedness for so long as that Indebtedness is secured.

Limitation on Sale and Leaseback Transactions. The guarantor will not, and will not cause or permit any Restricted Company to, engage in any sale and leaseback transaction (other than a sale and leaseback transaction involving any property acquired after the date specified for a series of debt securities in the applicable prospectus supplement) unless:

•

the guarantor or any Restricted Company would be entitled (other than pursuant to the exceptions under “—Limitations on Liens” above) to secure Indebtedness equal to the amount realized upon the sale or transfer involved in that transaction without securing the debt securities or the guarantee; or

•

an amount equal to the fair value, as determined in good faith by the board of directors or the executive board of the guarantor or that Restricted Company, of the leased property is applied or definitively committed within 360 days of the effective date of the sale and leaseback transaction to:

•	the acquisition or construction of property other than current assets;

•	the repayment of the debt securities pursuant to their terms; or

•

the repayment of Indebtedness of the guarantor or any Restricted Company (other than Indebtedness owed to the guarantor or to any other Component Company and other than Indebtedness the payment of principal of or interest on which is contractually subordinated to the prior payment of principal of or interest on the debt securities).

For the purpose of these covenants and the events of default the following terms have the following respective meanings:

“Adjusted Total of Capital and Reserves” means:

•	the amount for the time being paid up on the issued share capital of RELX PLC; and

•

the amounts standing to the credit of the reserves of the Group (being the elements of shareholders’ funds other than the paid up issued share capital of RELX PLC, including the balance standing to the credit of profit and loss account) as shown in the last audited financial statements of the Group after making those adjustments as in the opinion of RELX PLC’s auditors may be appropriate, including adjustments to take account of any alterations to those reserves resulting from any distributions or any issues of share capital whether for cash or other consideration (including any transfers to share premium account) or any payments up by capitalization from reserves of share capital theretofore not paid up or any reductions of paid up share capital or share premium account which may have taken place since the date of those balance sheets, less any amounts included in the reserves and appearing on those audited financial statements as being reserved or set aside for future taxation assessable by reference to profits earned down to the date to which those balance sheets are made up.

“Component Company” means any one of RELX PLC and its direct and indirect subsidiaries (or the successor to any of those companies).

“Indebtedness,” with respect to any person, means:

•	any obligation of that person for borrowed money;

•

any obligation incurred for all or any part of the purchase price of Property or for the cost of Property constructed or of improvements on the Property, other than accounts payable included in current liabilities and incurred in respect of Property purchased in the ordinary course of business;

•

any obligation under capitalized leases (as determined in accordance with IFRS, as in effect on the issue date of the applicable series of debt securities for purposes of such determination) of that person; and

•	any direct or indirect guarantees of that person of any obligation of the type described in the preceding three paragraphs of any other person.

“Lien” means any security interest, mortgage, pledge, lien, charge, encumbrance, lessor’s interest under a capitalized lease or analogous instrument in, of or on any Property.

“person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision or any other entity.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, share capital.

“Restricted Company” means any Component Company, other than the guarantor, substantially all of the physical properties of which are located, or substantially all of the operations of which are conducted, within the United States, the United Kingdom or the Netherlands. “Restricted Company” does not include any Component Company which is principally engaged in leasing or financing installment receivables or which is principally engaged in financing the operations of one or more Component Companies (which includes only those Component Companies in which more than 50% of the capital stock having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is at the time directly or indirectly owned by the guarantor).

“subsidiary,” with respect to any person, means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is at the time directly or indirectly owned by that person.

Satisfaction and Discharge

Except as may otherwise be set forth in the prospectus supplement relating to the debt securities of any particular series, the Indenture provides that RELX Capital will be discharged from its obligations under the debt securities of that series (with certain exceptions) at any time prior to the stated maturity or redemption of those debt securities when:

•	RELX Capital has irrevocably deposited with or to the order of the trustee for the debt securities of that series, in trust:

•

sufficient funds in the currency or currency unit in which debt securities of that series are payable to pay and discharge the entire indebtedness on all of the outstanding debt securities of that series for unpaid principal (and premium, if any) and interest, if any, to the stated maturity, or redemption date, as the case may be; or

•

that amount of Government Obligations (as defined below) as will, together with the predetermined and certain income to accrue on those Government Obligations (without consideration of any reinvestment), be sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay and discharge when due the principal (and premium, if any) and interest, if any, to the stated maturity or any redemption date, as the case may be; or

•

that amount equal to the amount referred to in the above two paragraphs in any combination of the currency or currency unit in which debt securities of that series are payable or Government Obligations;

•	RELX Capital or the guarantor has paid or caused to be paid all other sums payable with respect to the debt securities of that series;

•	RELX Capital has delivered to the trustee for the debt securities of that series an opinion of counsel to the effect that:

•	RELX Capital has received from, or there has been published by, the U.S. Internal Revenue Service a ruling; or

•	since the date of the Indenture there has been a change in applicable U.S. federal income tax law;

in either case to the effect that, and based thereon such opinion of counsel will confirm that, the beneficial owners of debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of that discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same time as would have been the case if that discharge had not occurred; and

•	certain other conditions are met.

Upon a discharge, the holders of the debt securities of that series will no longer be entitled to the benefits of the terms and conditions of the Indenture, the debt securities and the guarantee, if any, except for certain provisions, including registration of transfer and exchange of those debt securities and replacement of mutilated, destroyed, lost or stolen debt securities of that series, and will look for payment only to those deposited funds or obligations.

“Government Obligations” means securities which are:

•

direct obligations (or certificates representing an ownership interest in those obligations) of the government which issued the currency in which the debt securities of a particular series are payable (unless the currency in which the debt securities of a particular series is unavailable due to the imposition of exchange controls or other circumstances beyond RELX Capital’s control, in which case the obligations shall be issued in US dollars) for which its full faith and credit are pledged; or

•

obligations of a person controlled or supervised by, or acting as an agency or instrumentality of, the government which issued the currency in which the debt securities of a particular series are payable (unless the currency in which the debt securities of a particular series is unavailable due to the imposition of exchange controls or other circumstances beyond RELX Capital’s control, in which case the obligations shall be issued in US dollars), the payment of which is unconditionally guaranteed by that government as a full faith and credit obligation of that government payable in that currency and are not callable or redeemable at the option of RELX Capital or the guarantor.

Supplemental Indentures

The Indenture contains provisions permitting RELX Capital, the guarantor and the trustee for the debt securities of any or all series:

•

without the consent of any holders of debt securities issued under the Indenture, to enter into one or more supplemental Indentures to, among other things, cure any ambiguity or inconsistency or to make any change that does not have a materially adverse effect on the rights of the holders of debt securities of any particular series; and

•

with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series of debt securities then outstanding and affected by the supplemental Indenture, to enter into one or more supplemental Indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of those debt securities under the Indenture.

However, no supplemental Indenture may, without the consent of the holder of each outstanding debt security affected by the supplemental Indenture:

•

change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount or the rate of interest, if any, or any premium or principal payable upon the redemption of that debt security, or change any obligation of the guarantor to pay additional amounts thereon or reduce the amount of the principal of a discounted security that would be due and payable upon a declaration of acceleration of the stated maturity, or change any place of payment where any debt security or any interest is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity or the date any such payment is otherwise due and payable (or, in the case of redemption, on or after the redemption date);

•

reduce the percentage in aggregate principal amount of outstanding debt securities of any particular series, the consent of whose holders is required for any supplemental Indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults and their consequences provided for in the Indenture;

•	change any obligation of RELX Capital and the guarantor to maintain an office or agency in the places and for the purposes specified in the Indenture;

•

modify certain of the provisions of the Indenture pertaining to the waiver by holders of debt securities of past defaults, supplemental Indentures with the consent of holders of debt securities and the waiver by holders of each debt security of certain covenants, except to increase any specified percentage in aggregate principal amount required for any actions by holders of debt securities or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each debt security affected; or

•

change in any manner adverse to the interests of the holders of any outstanding debt securities the terms and conditions of the obligations of the guarantor in respect of the due and punctual payment of the principal (or, if the context so requires, lesser amount in the case of discounted securities) of (and premium, if any) and interest, if any, on or any additional amounts or any sinking fund payments provided in respect of that debt security.

Waivers

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series of debt securities issued under the Indenture and affected thereby may, on behalf of the holders of those debt securities of that series, waive compliance by RELX Capital or the guarantor with certain restrictive provisions of the Indenture as pertain to the corporate existence of RELX Capital and the guarantor, the maintenance of certain agencies by RELX Capital and the guarantor or to the covenants described under “—Covenants of RELX Capital and the Guarantor” above. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any particular series may, on behalf of the holders of all the debt securities of that series, waive any past default under the Indenture with respect to that series and its consequences, except a default in the payment of the principal of (and premium, if any, on) and interest, if any, on any debt security of that series or with respect to a covenant or a provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected.

Further Issuances

RELX Capital may from time to time, without notice to or the consent of the holders of the debt securities of a series, create and issue under the Indenture further debt securities ranking equally with those debt securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of those further debt securities or except for the first payment of interest following the issue date of those further debt securities), and those further debt securities will be consolidated and form a single series with those debt securities and will have the same terms as to status, redemption or otherwise as those debt securities.

Notices

Notices to holders of the debt securities in non-global form will be given by mail to the addresses of holders as they appear in the security register and notices to holders of the debt securities in global form will be given to the depositary in accordance with its applicable procedures.

Title

RELX Capital, any trustees and any agent of RELX Capital or any trustees may treat the registered owner of any debt security as its absolute owner (whether or not that debt security is overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

Governing Law

The Indenture, the debt securities and the guarantee are governed by, and construed in accordance with, the laws of the State of New York.

Consent to Service

RELX Capital and the guarantor have designated and appointed Kenneth Thompson II, RELX Inc., at 9443 Springboro Pike, Miamisburg, OH 45342 as their authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the debt securities, the guarantee or the Indenture which may be instituted in any federal or New York State court located in the Borough of Manhattan, City and State of New York, and has submitted (for the purposes of any suit or proceeding) to the jurisdiction of any court in that area in which any suit or proceeding is instituted. RELX PLC has agreed, to the fullest extent that it lawfully may do so, that final judgment in any suit, action or proceeding brought in a court will be conclusive and binding upon it and may be enforced in the courts of the United Kingdom (or any other courts to the jurisdiction of which it is subject).

Notwithstanding the foregoing, any actions arising out of or relating to the debt securities, the guarantee or the Indenture may be instituted by the holder of any debt security of a series against RELX Capital or RELX PLC in any competent court in the State of Delaware, in the case of RELX Capital, or in England and Wales, in the case of RELX PLC.

Concerning the Trustee

The Indenture provides that, except during the continuance of an event of default, the trustee will have no obligations other than the performance of those duties as are specifically set forth in the Indenture. If an event of default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it by the Indenture as a prudent person would exercise under the circumstances in the conduct of that person’s own affairs.